Exhibit 10.2

                                                                Execution Copy





  _____________________________________________________________________________



                               TRANSMONTAIGNE INC.




                                  $100,000,000




                                  SENIOR NOTES


                   AMENDED AND RESTATED MASTER SHELF AGREEMENT
                     (Including Guarantees of Subsidiaries)




                          Dated as of February 14, 2000


______________________________________________________________________________

             Contains confidentiality obligations in paragraph 2D.

                                TABLE OF CONTENTS
                             (Not Part of Agreement)



1.       EXISTING NOTES; AUTHORIZATION OF ISSUE OF NOTES                     1
         1A.      Existing Notes.   1
         1B.      Authorization of Shelf Notes.                              2

2.       PURCHASE AND SALE OF NOTES.                                         2
         2A.      Facility.                                                  2
         2B.      Issuance Period.  2
         2C.      Periodic Spread Information.                               3
         2D.      Request for Purchase..                                     3
         2E.      Rate Quotes.                                               4
         2F.      Acceptance.                                                5
         2G.      Market Disruption.                                         5
         2H.      Closing.                                                   5
         2I.      Fees.                                                      6

3.       CONDITIONS OF CLOSING.                                              7
         3A.      Certain Documents.                                         7
         3B.      [Intentionally Omitted]..                                  8
         3C.      Perfection of Security..                                   8
         3D.      Payment of Fees.  9
         3E.      Representations and Warranties; No Default.                9
         3F.      Purchase Permitted by Applicable Laws.                     9
         3G.      Legal Matters.                                             9
         3H.      Proceedings.                                               9
         3I.      Facility Fee.                                              9

4.       PREPAYMENTS.                                                        9
         4A.      Required Prepayments..                                     9
                  4A(1).   Scheduled Prepayments.                            9
                  4A(2).   Prepayments under the Bank Agreement.            10
         4B.      Optional Prepayment With Yield-Maintenance Amount.        10
         4C.      Notice of Optional Prepayment.                            10
         4D.      Application of Prepayments.                               11
         4E.      Retirement of Notes..                                     11

5.       AFFIRMATIVE COVENANTS.                                             11
         5A.      Financial Statements and Reports.                         11

                                      (i)

         5B.      Information Required by Rule 144A.                        17
         5C.      Inspection of Property.                                   17
         5D.      Covenant to Secure Notes Equally.                         17
         5E.      Taxes and Other Charges; Accounts Payable.                18
         5F.      Types of Business.                                        18
         5G.      Maintenance of Properties.                                18
         5H.      Statutory Compliance..                                    19
         5I.      Compliance with Material Agreements.                      19
         5J.      Trading Policy.                                           19
         5K.      Subordinated Debentures..                                 19
         5L.      Inventory Accounting..                                    19
         5M.      Insurance.                                                19
         5N.      ERISA, etc.                                               20
         5O.      Open Positions.                                           21
         5P.      Environmental Laws.                                       21
         5Q.      Credit Fee.                                               21
         5R.      Collateral; Subsidiaries.                                 23
         5S.      Landlord and Warehouseman Waivers.                        24
         5T.      Environmental Covenants.                                  24
         5U.      Environmental Indemnities.                                25
         5V.      Borrowing Base Provisions.                                26

6.       NEGATIVE COVENANTS.                                                28
         6A.      Certain Financial Tests.                                  28
                  6A(1)    Fixed Charge Coverage.                           28
                  6A(2)    Consolidated Tangible Net Worth.                 28
                  6A(3)    Maximum Leverage.                                29
                  6A(4)    Minimum Current Ratio.                           29
                  6A(5)    Capital Expenditures.                            29
         6B.      Distributions.                                            29
         6C.      Liens, Indebtedness and Other Restrictions.               30
                  6C(1) Liens.                                              30
                  6C(2)  Indebtedness.                                      31
                  6C(3) Guarantees; Letters of Credit.                      33
                  6C(4) Investments and Acquisitions.                       33
                  6C(5) Merger, Consolidation and Dispositions of Assets.   34
                  6C(6) Lease Obligations.  35
                  6C(7)  Sale/Leaseback.    35
         6D.      Issuance of Stock by Subsidiaries;
                  Subsidiary Distributions.                                 35
         6E.      Derivative Contracts..                                    36
         6F.      Negative Pledge Clauses..                                 36
         6G.      Transactions with Affiliates.                             36

                                      (ii)

         6H.      Inactive Subsidiaries..                                   36
         6I.      Interest Rate Protection.                                 36
         6J.      Interest Rate Protection Agreements.                      36
         6K.      Amendments to Bank Agreement.                             37

7.       EVENTS OF DEFAULT.                                                 37
         7A.      Acceleration.                                             37
         7B.      Rescission of Acceleration.                               40
         7C.      Notice of Acceleration or Rescission.                     41
         7D.      Other Remedies.                                           41
         7E.      Annulment of Defaults.                                    41

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES.                         41
         8A.      Organization.                                             42
         8B.      Financial Statements.                                     43
         8C.      Actions Pending.                                          44
         8D.      Outstanding Debt.                                         44
         8E.      Title to Properties.                                      44
         8F.      Taxes.                                                    44
         8G.      Conflicting Agreements and Other Matters.                 44
         8H.      Offering of Notes.                                        45
         8I.      Use of Proceeds.                                          45
         8J.      ERISA.                                                    46
         8K.      Governmental Consent.                                     46
         8L.      Disclosure.                                               46
         8M.      Hostile Tender Offers.                                    47
         8N.      Licenses, etc.                                            47
         8O.      Certain Business Representations.                         47
         8P.      Environmental Regulations.                                48
         8Q.      Foreign Trade Regulations; Government Regulation.         50
         8R.      Facility Conversion Date..                                50
         8S.      Bank Agreement.                                           50
         8T.      Material Agreements..                                     50
         8U.      Minimum Petroleum Products Inventory Requirements.        50

9.       REPRESENTATIONS OF THE PURCHASERS.                                 50
         9A.      Nature of Purchase.                                       51
         9B.      Source of Funds.                                          51

10.      DEFINITIONS.                                                       51
         10A.     Yield-Maintenance Terms.                                  51
         10B.     Other Terms.                                              52
         10C.     Accounting Principles, Terms and Determinations.          74

                                     (iii)

11.      GUARANTEES.                                                        74
         11A.     Guarantees of Obligations.                                74
         11B.     Continuing Obligation.                                    74
         11C.     Waivers with Respect to Obligations.                      75
         11D.     Holders' Power to Waive, etc.                             76
         11E.     Information Regarding the Company, etc.                   77
         11F.     Certain Guarantor Representations.                        77
         11G.     Subrogation.                                              78
         11H.     Subordination.                                            78
         11I.     Future Subsidiaries; Further Assurances.                  78

12.      MISCELLANEOUS.                                                     79
         12A.     Note Payments.                                            79
         12B.     Expenses.                                                 79
         12C.     Consent to Amendments.                                    80
         12D.     Form, Registration, Transfer and Exchange
                  of Notes; Lost Notes.                                     80
         12E.     Persons Deemed Owners; Participations.                    81
         12F.     Survival of Representations and Warranties;
                  Entire Agreement; Time of the Essence.                    81
         12G.     Successors and Assigns.                                   82
         12H.     Notices.                                                  82
         12I.     Payments Due on Non-Business Days.                        82
         12J.     Severability.                                             82
         12K.     Descriptive Headings.                                     83
         12L.     Satisfaction Requirement.                                 83
         12M.     Maximum Interest Payable.                                 83
         12N.     Governing Law.                                            84
         12O.     WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION;
                  CERTAIN OTHER WAIVERS.                                    84
         12P.     Counterparts.                                             85
         12Q.     Binding Agreement.                                        85
         12R.       Effective Date.                                         85
         12S.       References to Existing Master Shelf Agreement.          87
         12T.      Waiver.                                                  87

                                      (iv)

INFORMATION SCHEDULE

SCHEDULE 5A(i) -- Form of Covenant Compliance Certificate
                           Form of Credit Fee Compliance Certificate
SCHEDULE 5A(iii)(i) -- Form of Borrowing Base Certificate
SCHEDULE 5V(i)      -- Initial Borrowing Base
SCHEDULE 6A(5)      -- Committed Capital Expenditures
SCHEDULE 5Q         -- Credit Fee Computation Covenants
SCHEDULE 5J         -- Risk and Product Management Policy
SCHEDULE 8A         -- Company and Subsidiary Information
SCHEDULE 8D         -- Financing Debt, Liens, Guarantees and Investments
SCHEDULE 8G         -- List of Agreements Restricting Debt
SCHEDULE 8J         -- Defined Benefit Plans
SCHEDULE 8P         -- Environmental Information
SCHEDULE 8T         -- Material Agreements

EXHIBIT A           -- FORM OF NOTE
EXHIBIT B           -- FORM OF REQUEST FOR PURCHASE
EXHIBIT C           -- FORM OF CONFIRMATION OF ACCEPTANCE
EXHIBIT D           -- FORM OF OPINION OF COMPANY'S COUNSEL


                                      (v)

                   AMENDED AND RESTATED MASTER SHELF AGREEMENT

         This AMENDED AND RESTATED MASTER SHELF AGREEMENT (this Agreement) is entered into and effective as of February 14, 2000, among TransMontaigne Inc., a Delaware corporation formerly known as TransMontaigne Oil Company (the
Company), The Prudential Insurance Company of America, for itself and on behalf of each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (Prudential), and U.S. Private Placement Fund (U.S. Fund; and, together with Prudential, the Purchasers). The parties hereto agree as follows:

                               W I T N E S S E T H

         WHEREAS, the Company and the Purchasers entered into that certain Master Shelf Agreement, dated as of April 17, 1997, as amended by Letter Amendment No. 1 dated March 31, 1998, Letter Amendment No. 2 dated as of June 30, 1998, Letter Amendment No. 3 dated as of October 30, 1998, Letter Amendment No. 4 dated as of March 25, 1999, Letter Amendment No. 5 dated as of June 29, 1999, Letter Amendment No. 6 dated as of September 30, 1999 and Letter Amendment No. 7 dated as of December 31, 1999 (as amended, the Existing Master Shelf Agreement);

         WHEREAS, pursuant to the Existing Master Shelf Agreement the Company issued and has outstanding (i) to Prudential its 7.85% Senior Notes, Series A, due April 17, 2003 in the original principal amount of $45,000,000 and its 7.22% Senior Notes, Series B, due October 17, 2004 in the original principal amount of $25,000,000, (ii) and to U.S. Fund (a Prudential Affiliate) its 7.85% Senior Notes, Series A, due April 17, 2003 in the original principal amount of $5,000,000 (collectively, the Existing Notes); and

         WHEREAS, the parties hereto wish to amend and restate the Existing Master Shelf Agreement in its entirety to, inter alia, (i) restate the Existing Master Shelf Agreement into a single document; (ii) modify and waive certain negative covenants, and (iii) provide for the grant by the Company and the Guarantors of additional collateral to secure the Company's obligations under this Agreement, the Notes and the other Loan Documents.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Master Shelf Agreement is hereby amended and restated in its entirety as follows:

         1.   EXISTING NOTES; AUTHORIZATION OF ISSUE OF NOTES.

              1A. Existing Notes. Pursuant to the Existing Master Shelf Agreement, the Company authorized, issued and delivered the Existing Notes in the aggregate original principal amount of $75,000,000 of which $50,000,000 is outstanding, to mature as stated in each such note, to bear interest on the unpaid balance from the date thereof until the principal shall have become due and payable at the rate set forth on each such note and on overdue payments at the rate specified on each such note. The term Existing Notes as used herein shall include each Existing Note issued and delivered pursuant to any provision of the Existing Master Shelf Agreement and each Existing Note delivered in substitution or exchange for any other Existing Note pursuant to any provision of this Agreement. The Company hereby acknowledges and agrees that each Existing
Note is a valid and binding obligation of the Company and that any reference in the Existing Notes to the Existing Master Shelf Agreement shall mean and be a reference to this Agreement, as this Agreement may hereafter be amended or modified.

              1B. Authorization of Shelf Notes. The Company will authorize the issue of its senior promissory notes (the "Shelf Notes") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof; to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof; to have an average life, in the case of each note so issued, of no more than 10 years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of

Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2F; and to be substantially in the form of Exhibit A attached hereto. The term "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision.

         2.   PURCHASE AND SALE OF NOTES.

              2A. Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

              2B. Issuance Period. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period". Pursuant to the terms of the Existing Master Shelf Agreement the Issuance Period has terminated; provided, however, that the Issuance Period may be reinstated for such time and upon such terms and conditions as may be agreed upon in writing by the Company and Prudential.

              2C. Periodic Spread Information. Provided no Default or Event of Default exists, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Shelf Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Shelf Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2C if, in its sole discretion, it determines that there has been an adverse change in the credit quality of the Company after the date of this Agreement.

         2D.  Request for Purchase.

              (i) The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (a) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available

Facility Amount at the time such Request for Purchase is made, (b) specify the principal amounts, final maturities, installment payment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (c) specify the use of proceeds of such Shelf Notes, (d) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 20 days after the making of such Request for Purchase,
(e) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (f) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default, and (g) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

              (ii) Prudential agrees, to the extent the information provided pursuant to clause (i)(c) of paragraph 2D (whether in connection with the purchase of Shelf Notes or the purchase of the Existing Notes under the Existing Master Shelf Agreement) contains Confidential Information, Prudential will use its best efforts to hold in confidence and not to disclose the Confidential Information, except (a) as may be required by law, and (b) to Prudentials and its subsidiaries' officers, directors and employees, and to Prudentials agents and professional consultants in connection with the purchase of the Notes to which such Request for Purchase relates; provided that Prudential will be free, after notice to the Company, to correct any false or misleading information which may become public concerning Prudentials relationship to the Company or to the purchase of such Notes.

              "Confidential Information" shall mean information about the use of proceeds specified in such Request for Purchase, but does not include information (i) which was publicly known, or otherwise known to Prudential, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by Prudential, or (iii) which otherwise becomes known to Prudential, other than through disclosure by the Company.

              Notwithstanding the foregoing, the Company acknowledges that Prudential, any Purchaser or holder of any Note and each Purchaser of Accepted Notes specified in a Request for Purchase may disclose Confidential Information to (i) any Purchaser or holder of any Note, (ii) any Person to which it offers to sell any Note or any part thereof, (iii) any Person to which it sells or offers to sell a participation in all or any part of any Note, (iv) any Person from which it offers to purchase any security of the Company, (v) any federal or state regulatory authority having jurisdiction over it, (vi) the National Association of Insurance Commissioners or any similar organization, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to it, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which it is a party.

              2E. Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2D, Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:30 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

              2F. Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2E or, in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company (such period being the "Acceptance Window"), the Company may, subject to paragraph 2G, elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 1:30 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being an "Accepted Note") as to which such acceptance (an "Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2G and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Shelf Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (a "Confirmation of Acceptance").

              2G. Market Disruption. Notwithstanding the provisions of paragraph 2F, if Prudential shall have provided interest rate quotes pursuant to paragraph 2E and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2F there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the market for U.S. Treasury securities and other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2G are applicable with respect to such Acceptance.

              2H.  Closing.

              2H(1) [Intentionally Omitted].

              2H(2) Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group at 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201 the Accepted Notes to be purchased by such Purchaser in the form of one or more Shelf Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Shelf Notes.

              2H(3) Rescheduled Closings. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2H, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify such Purchaser in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day") and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2I(2) or (y) such closing is to be canceled as provided in paragraph 2I(3). In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 2I(3).

              2I.   Fees.

              2I(1) Facility Fee -- The Company will pay to Prudential in immediately available funds a fee (the "Facility Fee") on each Closing Day that occurs after April 17, 1998, in an amount equal to 0.20% of the aggregate principal amount of Notes sold on such Closing Day.

              2I(2) Delayed Delivery Fee -- If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note (other than if all the conditions in paragraph 3 are satisfied and Prudential fails to purchase such Accepted Notes), the Company will pay to Prudential on the Cancellation Date or actual closing date of such purchase and sale (if such Cancellation Date or closing date occurs on a date later than the date specified in the Confirmation of Acceptance for such Accepted Note), a fee (the "Delayed Delivery Fee") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on an alternative investment selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Note to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2H.

              2I(3) Cancellation Fee -- If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2H that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the "Cancellation Date"), the Company will pay Prudential in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                     PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning specified in paragraph 2I(2). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

         3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Accepted Notes is subject to the satisfaction, on or before the Closing Day for such Accepted Notes, of the following conditions:

              3A.   Certain Documents. Such Purchaser shall have received the
following, each dated the date of the applicable Closing Day:

                    (i) The Accepted Note(s) to be purchased by such Purchaser.

                   (ii) Certified copies of the resolutions of the Board of Directors of the Company and each other Obligor approving this Agreement and the other Loan Documents to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Accepted Notes; or for any Closing Day other than the first Closing Day after the date of this Agreement, a certificate of the Secretary or an Assistant Secretary of the Company or such other Obligor stating that such resolutions remain in effect.

                  (iii) A certificate of the Secretary or an Assistant Secretary of the Company and each other Obligor certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Accepted Notes, the other Loan Documents to which it is a party and any other documents to be delivered hereunder to which it is a party; or for any Closing Day other than the first Closing Day after the date of this Agreement, a certificate of the Secretary or an Assistant Secretary of the Company or such other Obligor stating that the information in such certificate continues to be true and correct.

                  (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company and each other Obligor; or a certificate of the Secretary or an Assistant Secretary of the Company or such other Obligor stating that the Certificate of Incorporation and By-laws of the Company or such other Obligor have not changed since last delivered pursuant to this Agreement.

                  (v) Favorable opinions of the following counsel satisfactory to such Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request: (a) Holme Roberts & Owen LLP, special counsel for the Company - Exhibit D-1; and Jim H. Boyd, general counsel of the Guarantors - Exhibit D-2. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Accepted Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

                  (vi) A good standing certificate for the Company and the other Obligors from the Secretary of State of Delaware and Arkansas dated as of a recent date and such other evidence of the status of the Company as you may reasonably request.

                  (vii)    [Intentionally Omitted.]

                  (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

              3B.   [Intentionally Omitted].

              3C.   Perfection of Security. Each Obligor shall have duly
authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as Prudential may have requested in order to perfect the Liens purported or required pursuant to the Loan Documents to be created in the Loan Security.

              3D. Payment of Fees. The Company shall have paid, without limiting the provisions of paragraph 12B, the fees and disbursements of the Purchasers special counsel and other costs and expenses of the Purchasers for which statements have been rendered on or prior to such Closing Day.

              3E.   Representations and Warranties; No Default. The
representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

              3F.   Purchase Permitted by Applicable Laws. The purchase of and payment for the Accepted Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Shelf Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

              3G.   Legal Matters. Counsel for such Purchaser, including any
special counsel for the Purchasers retained in connection with the purchase and sale of such Accepted Notes, shall be satisfied as to all legal matters relating to such purchase and sale, and such Purchaser shall have received from such counsel favorable opinions as to such legal matters as it may request.

              3H.   Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and it shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

              3I. Facility Fee. With respect to any Closing Day occurring after April 17, 1998, the Company shall have paid the Facility Fee due on such date.

         4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to any required prepayment as set forth in paragraphs 4A(1)and 4A(2) and with respect to the optional prepayments permitted by paragraph 4B.

              4A.   Required Prepayments. The Notes of each Series shall be
subject to required prepayments as set forth in paragraphs 4A(1) and 4A(2).

              4A(1).Scheduled Prepayments. The Notes of each Series shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided, that upon any partial prepayment of the Notes of any Series pursuant to paragraph 4A(2), the principal amount of each required prepayment of the Notes of such Series becoming due under this paragraph 4A(1) on and after the date of such prepayment shall be reduced by a percentage equal to the product of
(a) 100 and (b) the quotient arrived at by dividing the principal portion of the Notes of such Series so prepaid by the total principal amount of the Notes of such Series outstanding immediately prior to such prepayment.

              4A(2).Prepayments under the Bank Agreement. The Company shall ratably prepay the Notes upon any required or voluntary prepayment of the term loan under the Bank Agreement (other than the scheduled required prepayments of principal set forth in section 4.3 of the Bank Agreement as in effect on the date hereof) in proportion to the aggregate principal amounts of the Company's obligations outstanding at such time pursuant to the Notes and the term loans under the Bank Agreement. All prepayments of the Notes pursuant to this paragraph 4A(2), shall be at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of Notes pursuant to this paragraph 4A(2) shall be applied to reduce pro rata the required prepayments of principal of the Notes of such Series as set forth in paragraph 4A(1).

              4B.   Optional Prepayment With Yield-Maintenance Amount.   The
Notes shall be subject to prepayment on any Business Day occurring six months after the day of issue, in whole at any time or from time to time in part (in a minimum amount of $1,000,000 and integral multiples of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal of the Notes in inverse order of their scheduled due dates.

              4C.   Notice of Optional Prepayment. The Company shall give the
holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of the Notes to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B; provided that notice to Prudential under this paragraph 4C shall constitute notice to each Prudential Affiliate that is a holder. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Company.

              4D.   Application of Prepayments.

                    (i) Required Prepayments. Upon any partial prepayment of the Notes of any Series pursuant to paragraph 4A, the amount so prepaid shall be allocated to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes (other than the Existing Notes, which are due at maturity) prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

                   (ii) Optional Prepayments. Upon any partial prepayment of the Notes pursuant to 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of all Series (including, for the purpose of this paragraph 4D only, all Notes (other than the Existing Notes, which are due at maturity) prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

              4E.   Retirement of Notes. The Company shall not, and shall not
permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

         5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

              5A.   Financial Statements and Reports. The Company shall, and
shall cause each of its Subsidiaries to, maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. On or before June 29, 1998, the fiscal year of the Company and its Subsidiaries shall end on April 30 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on July 31, October 31, January 31 and April 30 in each year; from and after June 29, 1998, the fiscal year of the Company and its Subsidiaries shall end on June 30 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on September 30, December 31, March 31 and June 30 in each year.

                    (i) Annual Reports. The Company shall furnish to each holder in duplicate (unless a greater or lesser number is requested by such holder) and as soon as available, and in any event within 95 days after the end of each fiscal year, the Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, the Consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year (all in reasonable detail) and together with Consolidating schedules as of such date and for such period and, in the case of Consolidated financial statements, comparative figures for the immediately preceding fiscal year, all accompanied by:

                        (a) Unqualified reports of KPMG LLP (or, if they cease to be auditors of the Company and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Majority Holders), containing no material qualification, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                        (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default or Event of Default exists and in particular that they have no knowledge of any Default or Event of Default under paragraphs 6A through 6I, inclusive, or 5N, 5O or 5P, if such is not the case, specifying such Default or Event of Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

                        (c) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default or Event of Default, or if such officer has such knowledge, specifying such Default or Event of Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

                        (d) Computations by the Company in the form set forth in Schedule 5A(i) hereto demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants and the Credit Fee Computation Covenants , certified by a Financial Officer. In the event of an inconsistency between Schedule 5A(i) and this Agreement, this Agreement shall govern.

                        (e) Calculations, as at the end of such fiscal year, of (I) the Accumulated Benefit Obligations for each Plan covered by Title IV of ERISA (other than Multiemployer Plans) and (II) the fair market value of the assets of such Plan allocable to such benefits.

                        (f) Supplements to Schedules 8A, 8D and 8J showing any changes in the information set forth in such Schedules not previously furnished to the holders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Company or its Subsidiaries from those previously certified to the holders.

                        (g) A certificate of the Company signed by a Financial Officer specifying the then current Minimum Petroleum Products Inventory

Requirements of the Company and its Subsidiaries on a Consolidated basis as of the last day of such fiscal year.

                   (ii) Quarterly Reports. The Company shall furnish to each holder in duplicate (unless a greater or lesser number is requested by such holder) as soon as available and, in any event, within 50 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, the Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together with Consolidating schedules as of such date and for such period and, in the case of Consolidated statements, comparative figures for the same period (if such Consolidating schedules are requested by Prudential or the Majority Holders) in the preceding fiscal year, all accompanied by:

                        (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

                        (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                        (c) Computations by the Company in the form set forth in Schedule 5A(i) hereto demonstrating, as of the end of such quarter, compliance with the Computation Covenants and the Credit Fee Computation Covenants, certified by a Financial Officer. In the event of an inconsistency between Schedule 5A(i) and this Agreement, this Agreement shall govern.

                        (d) Supplements to Schedules 8A, 8D and 8J showing any changes in the information set forth in such Schedules not previously furnished to the holders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Company and its Subsidiaries from those previously certified to the holders.

                        (e) A certificate of the Company signed by a Financial Officer specifying the then current Minimum Petroleum Products Inventory Requirements of the Company and its Subsidiaries on a Consolidated basis as of the last day of each of the first three fiscal quarters of the Company.


                  (iii) Other Reports. The Company shall promptly furnish to each holder:

                        (a) As soon as prepared and in any event within 90 days after the beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Company and its Subsidiaries, prepared in a manner consistent with the manner in which the financial projections described in paragraph 8L were prepared and shall include a capital expenditure plan for such fiscal year.

                        (b)  Any material updates of such budget and
projections.

                        (c) Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors.

                        (d) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

                        (e) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission.

                        (f) Any 90-day letter or 30-day letter from the federal Internal Revenue Service asserting material tax deficiencies against the Company or any of its Subsidiaries; and any similar notice from a state or other taxing authority asserting material tax deficiencies against the Company or any of its Subsidiaries that are not fully resolved without the assessment of a material tax deficiency (and any tax paid) within 90 days following the date of such notice.

                        (g) Notice of the issuance of any Funded Debt permitted by paragraph 6C(2)(xii), together with a calculation of the proceeds thereof (net of costs of issuance) and copies of all evidence of Indebtedness and other documentation governing such Funded Debt.

                        (h) Any revised versions of the Risk and Product Management Policy Statement referred to in paragraph 5J.

                        (i) As soon as available and, in any event within two Business Days after the end of each week, or within two Business Days following any request by the Majority Holders, a Borrowing Base Certificate signed by a Financial Officer supplying computations of the Borrowing Base as of the last Business Day of such week. Such Borrowing Base Certificate shall be accompanied by such supporting documentation as the Majority Holder(s) may reasonably request, including but not limited to: (i) a summary of all revolving loans and letters of credit issued and outstanding under the Bank Agreement and (ii) a summary of accounts receivable of the Company and its Subsidiaries. In the event of an inconsistency between Schedule 5A(iii)(i) and this Agreement, this Agreement shall govern.

                        (j) As soon as available and, in any event within two Business Days after the end of each week, or within two Business Days following any request by the Majority Holders, a certificate signed by a Financial Officer of the Company summarizing Open Positions of the Company and its Subsidiaries as of the last Business Day of such week, in form and substance satisfactory to the Majority Holders.

                   (iv) Notice of Litigation. The Company shall promptly furnish to each holder notice of any litigation or any administrative or arbitration proceeding (a) to which the Company or any of its Subsidiaries may hereafter become a party if the damages claimed in such proceeding exceed $2,000,000 or (b) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $1,000,000 or (c) which results, or creates a material risk of resulting, in a Material Adverse Change.

                    (v) Notice of Defaults. Promptly upon acquiring knowledge thereof, the Company shall notify the holders of the existence of any Default or Event of Default or Material Adverse Change, specifying the nature thereof and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

                   (vi) ERISA Reports. The Company shall furnish to the holders as soon as available the following items with respect to any Plan:

                        (a) any request for a waiver of the funding standards or an extension of the amortization period,

                        (b) notice of any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

                        (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

                        (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

                        (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

                  (vii) Other Information. From time to time at reasonable intervals upon request of Prudential or the Majority Holders, each of the Company and its Subsidiaries shall furnish to the holders such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party.

                  (viii) Monthly Reports. The Company shall furnish to each holder as soon as available and, in any event, within 45 days after the end of each month, the internally prepared Consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the Consolidated statements of income and of cash flows of the Company and its Subsidiaries for such month (all in reasonable detail), all accompanied by a certificate of the Company signed by a Financial Officer to the effect that such financial statements were prepared in accordance with GAAP and present fairly, in all material respects, on a summary basis the financial position of the Company and its Subsidiaries at the dates hereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes. The Company shall also furnish to each holder as soon as available and, in any event, within 45 days after the end of each month, a summary accounts receivable aging report in form and substance satisfactory to the Majority Holders.

                   (ix) Notice of Material Impairment to Accounts Receivables. The Company shall immediately notify the holders if any account receivable that is included in "Eligible Receivables" in determination of the Borrowing Base that individually is equal to or greater than $5,000,000 in value becomes uncollectible or if the account debtor with respect to any such account receivable files a petition for relief under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors, makes a general assignment for the benefit of creditors, has had filed against it any petition or other application for relief under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors, fails, suspends business operations, becomes insolvent, calls a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or has or suffers a receiver or a trustee appointed for all or a significant portion of its assets or affairs.

              5B.   Information Required by Rule 144A. The Company will, upon
the request of any holder, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

              5C.   Inspection of Property.

                    (i) The Company will permit any Person designated by the Majority Holders in writing, at the expense of the holders making such request, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company, all at such reasonable times and as often as the Majority Holders may reasonably request.

                   (ii) The Company will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company, all at such reasonable times and as often as such Significant Holder may reasonably request; provided, however, that so long as no Default or Event of Default exists, such Significant Holder may only make one such request during a calendar year.

                  (iii) The Majority Holders, upon reasonable advance notice, may at the expense of the Company undertake to have the Company and its Subsidiaries reviewed by the commercial financial examiners and fixed asset appraisers appointed by the Majority Holders.

              5D.   Covenant to Secure Notes Equally.   The Company will, if it
or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), make or cause to be made, in documentation satisfactory to the Required Holder(s), effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured and each holder of Notes shall have received an opinion of counsel, in form, scope and substance satisfactory to the Required Holder(s), with respect to the foregoing and as to such other matters as the Required Holder(s) may reasonably request.

              5E.   Taxes and Other Charges; Accounts Payable.

                    (i) Taxes and Other Charges. The Company shall, and shall cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all material taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall have set aside on its books adequate reserves with respect thereto to the extent required by GAAP; and provided, further, that the Company shall, and shall cause each of its Subsidiaries to, pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                   (ii) Accounts Payable. The Company shall, and shall cause each of its Subsidiaries to, promptly pay when due, or in conformity with customary trade terms, all accounts payable incident to the operations of such Person not referred to in paragraph 5E(i); provided, however, that any such accounts payable need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall have set aside on its books adequate reserves with respect thereto to the extent required by GAAP.

              5F.   Types of Business. The Company shall, and shall cause each of its Subsidiaries to, engage principally in one or more of the businesses of
(a) providing transportation, terminaling and storage services for petroleum products and the distribution, purchase and/or sale of petroleum products, chemicals and other bulk liquids (b) natural gas gathering, processing, transmission and marketing and (c) other activities related thereto. The Company and its Subsidiaries may engage in businesses other than those described in the preceding sentence, provided that the gross revenues of such other businesses in any fiscal year of the Company shall not exceed 10% of the Consolidated gross revenues of the Company and its Subsidiaries.

              5G.   Maintenance of Properties. The Company shall, and shall
cause each of its Subsidiaries to:

                    (i) keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with such provisions has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

                   (ii) do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this paragraph 5G(ii) shall not prevent the merger, consolidation or liquidation of Subsidiaries permitted by paragraph 6C(5).

              5H.   Statutory Compliance. The Company shall, and shall cause
each of its Subsidiaries to, comply in all material respects with all Legal Requirements applicable to it (including, without limitation, all Environmental
Laws), except where (i) compliance therewith shall be at the time be contested in good faith by appropriate proceedings and (ii) failure so to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

              5I.   Compliance with Material Agreements. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Loan Document). Without the prior written consent of the Majority Holders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the holders; provided, without limitation of the foregoing, that any modification of the Bank Agreement that would cause the covenants of the Company or the defaults thereunder to be more restrictive than the covenants or defaults, respectively, contained in this Agreement or that would constitute or cause a Default or Event of Default shall require the prior written consent of the Majority Holders.

              5J.   Trading Policy. The Company shall, and shall cause each of its Subsidiaries (to the extent they are engaged in such business) to, maintain and follow a policy of managing petroleum inventory risk with the objective of minimizing potentially adverse impacts on earnings arising from volatility in refined petroleum product prices. The holders acknowledge that the policy described in the Risk and Product Management Policy Statement dated February 11, 2000 of TransMontaigne Product Services Inc., a Delaware corporation, a copy of which is attached to this Agreement as Schedule 5J, represents such a policy.

              5K.   Subordinated Debentures. The Company shall do all things
necessary to assure that the Notes and all of the Obligations be and remain "Superior Indebtedness" within the meaning of Section 9 of the Subordinated Debentures Agreement.

              5L.   Inventory Accounting. The Company shall, and shall cause
each of its Subsidiaries to, account for substantially all of their inventory on the basis of the mark to market method.

              5M.   Insurance.

                    (i) Business Interruption Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

                   (ii) Property Insurance. The Company shall, and shall cause each of its Subsidiaries to, (a) keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; and (b) provide the holder of each Note written notice at least 30 days prior to the effective date of any change in the amount, type or terms of any such insurance. The Collateral Agent shall be named as loss payee on all property insurance policies, obtained or maintained by the Company and its Subsidiaries with respect to their properties and businesses.

                 (iii) Liability Insurance. The Company shall, and shall cause each of its Subsidiaries to, (a) maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities and (b) provide the holder of each Note written notice at least 30 days prior to the effective date of any change in the amount, type or terms of any such insurance; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction. The Collateral Agent, all holders of the Notes and all lenders under the Bank Agreement shall be named as additional insureds on all liability insurance policies obtained or maintained by the Company and its Subsidiaries with respect to their properties and businesses.

                   (iv) Flood Insurance. Each of the Company and its Subsidiaries shall at all times keep each parcel of real property owned or leased by it which is included in the Loan Security, and which is (a) in an area determined by the Director of the Federal Emergency Management Agency to be subject to special flood hazard and (b) in a community participating in the National Flood Insurance Program, insured against such special flood hazards in an amount necessary to ensure compliance with the federal National Flood Insurance Act of 1968.

              5N.   ERISA, etc. The Company shall comply, and shall cause each of its Subsidiaries and all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. The Company shall meet, and shall cause each of its Subsidiaries and all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $1,000,000. The Company shall not withdraw, and shall cause its Subsidiaries and all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $1,000,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $1,000,000.

              5O.   Open Positions. The Company and its Subsidiaries shall
maintain Open Positions relating to product inventory requirements that do not exceed 1,000,000 barrels plus the Minimum Petroleum Products Inventory Requirements at any time.

              5P.   Environmental Laws.

                    (i) Compliance with Law and Permits. The Company shall, and shall cause each of its Subsidiaries to, use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep in effect all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except where any failure to so act could not, individually or in the aggregate, have a Material Adverse Effect.

                   (ii) Notice of Claims, etc. The Company shall immediately notify the holders, and provide copies upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of the facilities and properties of the Company or its Subsidiaries or compliance with Environmental Laws which could have a Material Adverse Effect, and shall use best efforts to promptly cure and have dismissed with prejudice to the satisfaction of the Majority Holders any actions and proceedings relating to compliance with Environmental Laws.

              5Q.   Credit Fee. (i) Primary Credit Fee.. On June 30, 1999, the
Company shall pay in respect of the fiscal quarter commencing July 1, 1999 to each holder a credit fee equal to 0.375% of the principal amount of Notes held by such holder on June 30,1999. On each day after June 30, 1999 on which, pursuant to paragraph 5A, delivery is made, or should have been made (without any grace), whichever is earlier (the "Delivery Date"), of financial statements for the fiscal year ended June 30, 1999 and each fiscal quarter or fiscal year, as the case may be, thereafter (the quarter in respect of which, or ending the period for which, such financial statements are being, or should have been, delivered is herein referred to as the "Reference Quarter"), the Company shall pay, in respect of the next fiscal quarter commencing after such Delivery Date (unless, in the case of annual financial statements, such Delivery Date falls within the second quarter after the Reference Quarter, in which case such payment shall be in respect of the quarter in which such Delivery Date falls), to each holder a credit fee equal to 0.375% of the principal amount of Notes held by such holder as of the last day of such Reference Quarter, if both (i) on such Delivery Date, the senior unsecured debt of the Company is not rated BBB-or higher by S&P or Baa3 or higher by Moody's and (ii) on the last day of such Reference Quarter, the Company is not in compliance with one or more of the covenants contained in Schedule 5Q (the "Credit Fee Computation Covenants"), provided, however, that for purposes of this paragraph 5Q only, compliance with the covenants numbered as 5Q(1), 5Q(2), 5Q(3) and 5Q(4) in such Schedule 5Q shall be determined using the percentages set forth in the table below for the Reference Quarters ending on the dates set forth in the table below in place of the relevant percentages set forth in such covenants, and provided, further that, if such a credit fee is required to paid pursuant to the foregoing on the Delivery Date of financial statements for the fiscal quarter ending September 30, 2000, the conditions to the payment of such credit fee provided for above relating to the rating of the Company's senior unsecured debt and compliance with the Credit Fee Computation Covenants shall no longer apply and such credit fee shall be paid as provided above on such Delivery Date and on each Delivery Date thereafter notwithstanding such conditions:

-------------------------------------------------------------------------------
Covenant            June 30, 1999, September 30, 1999,       March 31, 2001 and
                    December 31, 1999, March 31, 2000, June  thereafter
                    30, 2000, September 30, 2000 and
                    December 31, 2000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5Q(1)               250%                                     275%
--------------------------------------------------------------------------------
5Q(2)               60%                                      55%
--------------------------------------------------------------------------------
5Q(3)               70%                                      60%
--------------------------------------------------------------------------------
5Q(4)               300%                                     250%
--------------------------------------------------------------------------------

                   (ii) Secondary Credit Fee. On each Delivery Date after September 30 1999 the Company shall pay, in respect of the next fiscal quarter commencing after such Delivery Date (unless, in the case of annual financial statements, such Delivery Date falls within the second quarter after the Reference Quarter, in which case such payment shall be in respect of the quarter in which such Delivery Date falls), to each holder a credit fee in addition to the credit fee described in paragraph 5Q(i) above equal to 0.25% of the principal amount of Notes held by such holder as of the last day of such Reference Quarter, if both (i) on such Delivery Date, the senior unsecured debt of the Company is not rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) on the last day of such Reference Quarter, the Company is not in compliance with one or more of the Credit Fee Computation Covenants, provided, however, that for purposes of this paragraph 5Q(ii) only, compliance with the covenants numbered as 5Q(1) and 5Q(4) in Schedule 5Q shall be determined using the percentages set forth in the table below for the Reference Quarters ending on the dates set forth in the table below in place of the relevant percentages set forth in such covenant, and provided, further that, if such a credit fee is required to paid pursuant to the foregoing on the Delivery Date of financial statements for the fiscal quarter ending September 30, 2000, the conditions to the payment of such credit fee provided for above relating to the rating of the Company's senior unsecured debt and compliance with the Credit Fee Computation Covenants shall no longer apply and such credit fee shall be paid as provided above on such Delivery Date and on each Delivery Date thereafter notwithstanding such conditions:

 ------------------------------------------------------------------
        Covenant         September 30, 1999 and thereafter
 ------------------------------------------------------------------

 ------------------------------------------------------------------
          5Q(1)          200%
 ------------------------------------------------------------------
          5Q(4)          350%
 ------------------------------------------------------------------

              5R.   Collateral; Subsidiaries. (i)  It is the intent of the
parties that all obligations of the Company and its Subsidiaries under the Loan Documents shall be secured by, among other things, all the property and assets (whether now existing or hereafter acquired) of the Company and its Subsidiaries (whether now existing or hereafter acquired or created), including, without limitation, real property, permits, patents, trademarks, copyrights, trade names, service marks and other properties acquired subsequent to the date hereof, and whether owned by the Company, existing Subsidiaries or by subsequently acquired or organized Subsidiaries.

                   (ii) At its expense the Company shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, any and all documents, financing statements, agreements and instruments, and take all action (including, without limitation, filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust), that may be required under applicable law, or which the Required Holder(s) or the Collateral Agent may reasonably request in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests and Liens created or purported to be created by the Security Documents or in order to effectuate the intent of the parties set forth in clause (i) of this paragraph 5R.

                  (iii) At the cost and expense of the Company, the Company will
(a) cause any subsequently acquired or organized Subsidiary (contemporaneously with such acquisition or organization) to execute each Security Document that the Collateral Agent or the Required Holder(s) may reasonably request in order to grant the Collateral Agent a valid, first perfected pledge or security interest in the assets and properties (including, without limitation, the capital stock or other equity interests of such Subsidiary in its Subsidiaries),
(b) cause any Subsidiary that has not executed a Pledge Agreement and that itself has a subsequently acquired or organized Subsidiary to execute and deliver a Pledge Agreement, substantially in the form of the Pledge Agreement dated as of April 17, 1997 and otherwise satisfactory in form and substance to the Required Holder(s), pledging all of the capital stock or other equity interests of such subsequently acquired or organized Subsidiary in favor of the Collateral Agent and (c) pursuant to any applicable Pledge Agreement of the Company or any of its Subsidiaries, deliver or cause such Subsidiary to deliver to the Collateral Agent the certificates, stock powers and notices required by such Pledge Agreement with respect to such subsequently acquired or organized Subsidiary (or take or cause such Subsidiary to take such other actions as are necessary to provide the Collateral Agent with a first priority perfected pledge of or security interest in the capital stock or other equity interests of such subsequently acquired or organized Subsidiary covered by such Pledge Agreement).

                   (iv) Any security interests and Liens granted by the Company and its Subsidiaries pursuant to this paragraph 5R will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form, scope and substance satisfactory to the Required Holder(s) and the Collateral Agent, and at the Company's expense the Company will deliver or cause to be delivered to the Collateral Agent, all such instruments and documents (including, without limitation, legal opinions, title insurance policies, surveys, lien searches and searches for liens or encumbrances upon intellectual property) as the Collateral Agent shall reasonably request to evidence compliance with this paragraph 5R. The Company agrees to provide from time to time such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                    (v) In connection with the delivery of any Security Document or Pledge Agreement pursuant to this paragraph 5R, at the cost and expense of the Company, the Company and the Subsidiary delivering such Security Document or Pledge Agreement shall deliver to each holder of Notes, concurrently with such Security Document or Pledge Agreement, each document that would have been required by paragraph 12R to be delivered by such Person had such Security Document or Pledge Agreement been delivered pursuant to paragraph 12R as a condition to the effectiveness of this Agreement and such other documents as any holder of the Notes may reasonably request, including, without limitation, opinions of counsel, a Secretary or Assistant Secretary's Certificate with certified bylaws or other analogous organization documents, articles or certificate of incorporation or other appropriate charter documents and resolutions, and all such documents shall be in form and substance satisfactory to the Required Holder(s).

              5S.   Landlord and Warehouseman Waivers. After the date hereof, no real property or warehouse space shall be leased or acquired by the Company or any of its Subsidiaries, as lessee, and no inventory shall be shipped to a processor or converter under arrangements established after the date hereof without the prior written consent of the Collateral Agent or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location, which consent will not be unreasonably withheld. Each of the Company and its Subsidiaries shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Loan Security is or may be located

              5T.   Environmental Covenants. The Company will immediately notify each holder of Notes of and provide such holder with copies of any notifications of discharges or releases or threatened discharges or releases of a Polluting Substance on, upon, into or from any property at any time (including, without limitation, any time subsequent to the date hereof) owned, leased or operated by the Company or any of its Subsidiaries (the "Subject Property") which are given or required to be given by or on behalf of the Company or any of its Subsidiaries to any federal, state or local Tribunal if any of the foregoing could reasonably be expected to have a Material Adverse Effect, and such copies of notifications shall be delivered to the holders at the same time as they are delivered to the Tribunal. The Company further agrees to promptly undertake and diligently pursue to completion, or to cause its Subsidiaries to promptly undertake and diligently pursue to completion, any legally required remedial containment and cleanup action in the event of any discharge or release or threatened discharge or release of a Polluting Substance on, upon, into or from the Subject Property. At all times while owning, leasing or operating the Subject Property, the Company or the Subsidiary owning, leasing or operating such Subject Property will maintain and retain, or cause its Subsidiaries to maintain and retain, complete and accurate records of all releases, discharges or other disposal of Polluting Substances on, upon, into or from such Subject Property, including, without limitation, records of the quantity and type of any Polluting Substances disposed of on or off such Subject Property.

              5U.   Environmental Indemnities. The Company hereby agrees to
indemnify, defend and hold harmless each holder of Notes, the Collateral Agent and each of their respective officers, directors, employees, agents, consultants, attorneys, contractors, affiliates, successors, assigns or transferees (each an "Indemnified Party") from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Tribunal, arising out of or related to: (i) the breach of any representation or warranty of the Company contained in paragraph 8P or any analogous provision contained in any Security Document; (ii) the failure of the Company to perform, or to cause its Subsidiaries to perform, any of the covenants contained in paragraph 5T or any analogous provision contained in any Security Document; (iii) the ownership, construction, occupancy, operation, use of the Subject Property prior to the earlier of the date on which (a) the Notes have been paid in full and the Security Documents have been released or (b) the Subject Property has been sold by the Collateral Agent pursuant to foreclosure of the Liens granted under the Security Documents, deed in lieu of such foreclosure or otherwise (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, the foregoing indemnity shall not apply with respect to matters caused solely by or arising solely from the Collateral Agent's activities during any period of time the Collateral Agent acquires ownership of the Subject Property pursuant to its rights granted under the Security Documents. THE FOREGOING INDEMNITY OBLIGATIONS OF THE COMPANY SHALL EXTEND TO ALL INDEMNIFIED LIABILITIES, INCLUDING, WITHOUT LIMITATION, ANY INDEMNIFIED LIABILITIES ARISING FROM OR ATTRIBUTED TO THE NEGLIGENCE (WHETHER SOLE, CONTRIBUTING OR CONCURRENT) OF ANY INDEMNIFIED PARTY.

                    In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to the preceding paragraph the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (each an"Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and representation of both parties by the same counsel would be, in the judgement of the Indemnified Party, inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all holders of Notes and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the holders of Notes, such firm shall be designated in writing by the Required Holder(s). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or is reasonably likely to have been a party and indemnity could have been sought hereunder by such Indemnified Party.

              5V.   Borrowing Base Provisions.

                    (i) Initial Borrowing Base. During the period from the date hereof to the effective date of the first redetermination of the Borrowing Base pursuant to the provisions of this paragraph 5V, the amount of the Borrowing Base shall be as specified Schedule 5V(i).

                   (ii) Adjustments to Borrowing Base.

                        (a) The "Borrowing Base" shall have the meaning given to such term (including the definitions of any and all defined terms which are components thereof) in the Bank Agreement as in effect on the date hereof; provided, that items eligible for inclusion in the Borrowing Base shall be determined by the Majority Holder(s) in their sole reasonable discretion from time to time notwithstanding any provision in the Bank Agreement for the determination of the eligibility for inclusion of such items by the Bank Agent, the lenders under the Bank Agreement or any other Person. The determination of the Borrowing Base shall be made unanimously and in good faith by the Majority Holders, in the exercise of their sole discretion and in accordance with their respective customary practices and standards for debt investments as they exist at the time of such determination of the Borrowing Base, which may vary from holder to holder; provided, however, that if the "Borrowing Base" determined by the Bank Agent pursuant to the Bank Agreement shall be less than the Borrowing Base determined by the holders, the Bank Agent's determination of the "Borrowing Base" shall be the Borrowing Base under this Agreement. The Borrowing Base shall be redetermined by the Majority Holders within two Business Days after each delivery of a Borrowing Base Certificate as required by paragraph 5A(iii)(i) (the "Redetermination Date").

                        (b) In connection with the redetermination of the Borrowing Base on any Redetermination Date each holder shall submit to each other holder in writing at least one Business Day prior to such Redetermination Date such holder's initial redetermination of the Borrowing Base. The redetermined Borrowing Base shall become effective on the date the Majority Holders of the Notes notify the Company of the redetermined Borrowing Base and shall remain in effect until any subsequent redetermination pursuant to this paragraph 5V.

                        (c) Notwithstanding the foregoing, if the Majority Holders do not submit a Borrowing Base to the Company as provided herein, the Borrowing Base under the Bank Agreement as determined by the Bank Agent shall be the Borrowing Base under this Agreement and shall become effective on the date the Company is notified pursuant to the Bank Agreement.

                  (iii) Procedures if Borrowing Base Deficiency Occurs.
Each time the aggregate unpaid principal amount of the Obligations and the Bank Obligations at any time exceeds the Borrowing Base then most recently determined (the date on which such a Borrowing Base Deficiency occurs is referred to herein as the "Borrowing Base Deficiency Date"), the Company shall (a) promptly notify the holders of such occurrence and the amount of the Borrowing Base Deficiency on such date and (b) the Company shall eliminate the entire unpaid balance of such Borrowing Base Deficiency within five Business Days of such Borrowing Base Deficiency Date by, in each case, only to the extent necessary to eliminate such excess, (i) prepaying the Bank Revolving Loan until the Bank Revolving Loan shall have been paid in full, (ii) and if the action specified in clause (i) above shall not eliminate such excess, by prepaying the Bank Swingline Loan,
(iii) and if the action specified in clause (ii) above shall not eliminate such excess, by cash collateralizing the Bank Letter of Credit Exposure, and (iv) if the action specified in clause (iii) above shall not eliminate such excess, by posting additional Eligible Cash and Cash Equivalents. If a Borrowing Base Deficiency occurs, the Company shall not make any Distributions until such Borrowing Base Deficiency has been eliminated. The Company shall not be permitted to cure a Borrowing Base Deficiency by reducing the amount of Bank Obligations other than in accordance with this paragraph 5V(iii).

         6. NEGATIVE COVENANTS. During the Issuance Period and so long \thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

              6A.   Certain Financial Tests.

                    6A(1) Fixed Charge Coverage. The Company will not permit,
(i) for each fiscal quarter of the Company, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries for such fiscal quarter to the Consolidated Fixed Charges of the Company and its Subsidiaries for such fiscal quarter to be less than 100%, (ii) for the fiscal quarter of the Company ending March 31, 2000, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries for such fiscal quarter to the Consolidated Fixed Charges of the Company and its Subsidiaries for such fiscal quarter to be less than 100%, (iii) for the fiscal quarter of the Company ending June 30, 2000, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries for the period of two consecutive fiscal quarters then ended to the Consolidated Fixed Charges of the Company and its Subsidiaries for such period to be less than 100%, (iv) for the fiscal quarter of the Company ending September 30, 2000, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries for the period of three consecutive fiscal quarters then ended to the Consolidated Fixed Charges of the Company and its Subsidiaries for such period to be less than 110%, (v) for each fiscal quarter of the Company ending on or after December 31, 2000, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters then ended to the Consolidated Fixed Charges of the Company and its Subsidiaries for such period to be less than the percentage specified in the table below:


     Period Ending                                          Percentage

     December 31, 2000                                      1.20 to 1.00
     March 31, 2001                                         2.00 to 1.00
     June 30, 2001                                          2.25 to 1.00
     September 30, 2001                                     2.50 to 1.00
     and each fiscal quarter thereafter

                    6A(2) Consolidated Tangible Net Worth. The Company will not permit at any time the Consolidated Tangible Net Worth of the Company and its Subsidiaries to be equal to or less than $295,000,000; provided, however, that on the last day of each fiscal quarter of the Company commencing with the fiscal quarter ending March 31, 2000, the then effective dollar amount in this paragraph 6A(2) (including any prior increases of such amount pursuant to clauses (a) and (b) below) shall be increased by the sum of (a) 50% of the net proceeds of common stock, preferred stock or other equity securities issued during the fiscal quarter then ended by the Company and its Subsidiaries, calculated on a Consolidated basis in accordance with GAAP, plus (b) 50% of Consolidated Net Income (if positive) for the fiscal quarter then ended.

                    6A(3) Maximum Leverage. The Company will not permit at any time the ratio (expressed as a percentage) of Consolidated Total Liabilities of the Company and its Subsidiaries to Consolidated Tangible Net Worth of the Company and its Subsidiaries to exceed 275%.

                    6A(4) Minimum Current Ratio. The Company will not permit at any time the ratio (expressed as a percentage) of Consolidated Current Assets of the Company and its Subsidiaries to Consolidated Current Liabilities of the Company and its Subsidiaries to be less than 120%.

                    6A(5) Capital Expenditures. For each fiscal quarter of the Company, commencing with the fiscal quarter ending December 31, 2000, the aggregate amount of Capital Expenditures for the period of four consecutive fiscal quarters then ending shall not exceed $8,000,000; provided, however, that the Company and its Subsidiaries may incur Capital Expenditures for contracted projects identified in Schedule 6A(5) hereto in an aggregate amount not to exceed $15,000,000.

              6B.   Distributions. The  Company  will  not,  and  will  not
permit any of its Subsidiaries to, make any Distribution (or become contractually committed to do so), except for the following:

                    (i) Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company.

                   (ii) So long as immediately before and after giving effect thereto no Default or Event of Default exists and no Borrowing Base Deficiency exists, the Company may make Distributions to its stockholders; provided, that the cumulative amount distributed shall not exceed the sum of (i) $10,000,000 plus (ii) 50% of the cumulative Consolidated Net Income of the Company and its Subsidiaries commencing January 1, 2000.

                  (iii) So long as immediately before and after giving effect thereto no Default or Event of Default exists, the Company may make scheduled payments of interest and principal on the Subordinated Debentures.

                    Notwithstanding any of the foregoing, cash Distributions are not permitted unless, after giving effect to any such Distribution, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries to Consolidated Fixed Charges of the Company and its Subsidiaries, in each case for the fiscal quarter in which such Distribution is proposed to occur, equals or exceeds 125%, as demonstrated in a certificate of the Company signed by a Financial Officer delivered to the holders prior to any such Distribution.

              6C.   Liens,  Indebtedness  and  Other  Restrictions.  The
Company will not, and will not permit any of its Subsidiaries to:

                    6C(1) Liens. Create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

                    (i) Liens on the Loan Security that secure the Obligations, and, so long as the Intercreditor Agreement and Security Agreement dated as of January 13, 2000 are each in effect, Liens on the Loan Security securing Funded Debt permitted by paragraph 6C(2)(xii), but only so long as such Liens are on parity with or subordinate to the Liens on the Loan Security granted to secure the Obligations.

                   (ii) Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by paragraph 5E.

                  (iii) Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with paragraph 5M, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by paragraph 5E.

                   (iv) Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by paragraph 6C(2)(vi) but only to the extent that such Liens are junior to the Liens on the Loan Security granted to secure the Obligations.

                    (v) Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto to the extent required by GAAP).

                   (vi) Encumbrances in the nature of (a) zoning restrictions,
(b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises so long as such Liens are subordinated to the Liens on the Loan Security in favor of the Collateral Agent on behalf of the lenders under the Bank Agreement and the holders of the Notes and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or materially impair the use thereof in the business of the Company or any Subsidiary.

                  (vii) Restrictions under federal and state securities laws on the transfer of securities.

                 (viii) Restrictions under Foreign Trade Regulations on the transfer or licensing of certain assets of the Company and its Subsidiaries.

                   (ix) Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this paragraph 6C(1)(ix) shall not exceed the amount permitted by paragraph 6C(2)(vii).

              6C(2) Indebtedness. Create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, including Guarantees of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed to do so) except the following if incurred and existing in compliance with paragraph 6A:

                    (i) Indebtedness in respect of the Notes.

                   (ii) Guarantees permitted by paragraph 6C(3).

                  (iii) Current liabilities, other than Financing Debt, incurred in the ordinary course of business.

                   (iv) To the extent that payment thereof shall not at the time be required by paragraph 5E, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

                    (v) Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by paragraphs 6C(1)(v) and 6C(1)(vi).

                   (vi) Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

                  (vii) To the extent permitted by paragraph 6C(1)(ix), Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that (a) the aggregate principal amount of all Indebtedness permitted by this paragraph 6C(2)(vii) which consists of Indebtedness in respect of Capital Lease Obligations and other Indebtedness incurred for the acquisition of equipment shall not exceed 2% of Consolidated Net Tangible Assets at any one time outstanding and (b) that the aggregate principal amount of all Indebtedness permitted by this paragraph 6C(2)(vii) which consists of Indebtedness issued to sellers of any business or part thereof or operating assets in consideration for the acquisition thereof by the Company or a Subsidiary shall not exceed 4% of Consolidated Net Tangible Assets at any one time outstanding.

                 (viii) Indebtedness in respect of deferred taxes arising in the ordinary course of business.

                   (ix) Indebtedness in respect of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by paragraph 6C(4).

                    (x) Indebtedness of the Company in respect of its 12.75% Guaranteed Senior Subordinated Debentures due December 15, 2000 (the "Subordinated Debentures").

                   (xi) [Intentionally Omitted].

                  (xii) So long as the Intercreditor Agreement is in effect, Funded Debt of the Company under the Bank Agreement not exceeding $395,000,000 in principal amount, and other "Credit Obligations" (as defined in the Bank Agreement) of the Company and the Guarantors under the Bank Agreement.

                  (xiii) Unfunded pension liabilities with respect to Plans so long as the Company is in compliance with paragraph 5N.

                   (xiv) Indebtedness outstanding on the date hereof and described in Schedule 8D.

                    (xv) Unsecured Funded Debt of the Company; provided that after giving effect to the issuance of such unsecured Funded Debt and the application of any of the proceeds thereof on the issuance date no Default or Event of Default shall exist and no Borrowing Base Deficiency shall exist, and the Company shall have delivered to the holders a certificate of a Financial Officer of the Company in reasonable detail demonstrating compliance with these conditions after giving effect to such issuance and application; provided, further, either (a) that the terms and conditions of such unsecured Funded Debt, including without limitation, financial covenants, defaults, amortization and rate of interest shall have been consented to by to the Majority Holders or (b) that the aggregate outstanding principal amount of Indebtedness permitted under this clause (b) and not consented to as provided in the preceding clause (a) at no time shall exceed $20,000,000.

                   (xvi) Unsecured Funded Debt of the Company which is subordinated to the Notes on terms satisfactory to the Majority Holders.

              6C(3) Guarantees; Letters of Credit. Become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit or other financial guarantees by third parties (or become contractually committed to do so), except the following:

                    (i) Guarantees of the Guarantors of the Obligations.

                   (ii) Guarantees by the Company or its Subsidiaries of Indebtedness incurred by any of its Subsidiaries and permitted by paragraph 6C(2).

                  (iii) Unsecured Guarantees by Wholly Owned Subsidiaries of the Obligations or Indebtedness of the Company permitted by paragraph 6C(2)(x), so long as such Wholly Owned Subsidiaries are Guarantors and such Guarantees are subordinated to such Guarantors' Guarantees of the Obligations to the same extent and in the same manner as the Indebtedness of the Company permitted by paragraph 6C(2)(x).

                   (iv) Guarantees of the Company and reimbursement obligations of the Company with respect to letters of credit issued in support of Lion Oil Company, an Arkansas corporation, but only so long as the Investment represented thereby is permitted under paragraph 6C(4)(vi).

                    (v) The unsecured Guarantee by TransMontaigne Product Services Midwest Inc. (formerly known as Continental Ozark, Inc.), an Arkansas corporation, of the Subordinated Debentures pursuant to the Senior Subordinated Debenture Guarantee dated March 28, 1991 (the "Subordinated Debentures Guarantee") executed by such corporation.

                   (vi) Letters of credit and Guarantees under the Bank Agreement so long as the Intercreditor Agreement is in effect.

              6C(4) Investments and Acquisitions. Have outstanding, acquire, commit itself to acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except for the following:

                    (i) Investments of the Company and its Subsidiaries in Wholly Owned Subsidiaries as long as such Wholly Owned Subsidiaries are or become Guarantors; provided, that Investments consisting of all or part of a business or operating assets shall be permitted under this paragraph 6C(4)(i) to the extent that such business or assets shall be acquired as assets of the Company or of a Wholly Owned Subsidiary which is or becomes a Guarantor.

                   (ii) Intercompany loans and advances from any Wholly Owned Subsidiary to the Company or other Wholly Owned Subsidiaries but in each case only to the extent reasonably necessary for Consolidated tax planning and working capital management.

                  (iii) Investments in Cash Equivalents.

                   (iv) Guarantees permitted by paragraph 6C(3).

                    (v) Investments made after June 30, 1999 in Subsidiaries listed in Schedule 8A hereto as supplemented from time to time other than Wholly Owned Subsidiaries, provided that the aggregate outstanding amount of loans, advances and other Investments in such Subsidiaries, measured in each case as of the date of the making of such Investment, shall not at any time exceed 15% of Consolidated Net Tangible Assets.

                   (vi) Investments outstanding on the date hereof and identified in Schedule 8D.

                  (vii) Investments consisting of acquisitions of an operating business (whether through an asset acquisition or an acquisition of stock or other equity) with the prior written consent of the Required Holder(s), provided, that the Company and its Subsidiaries may acquire terminals in Richmond, Virginia and Montvale, Virginia as set forth in Schedule 6A(5) for an aggregate consideration of up to $5,800,000 (inclusive of working capital adjustments).

              6C(5) Merger, Consolidation and Dispositions of Assets. Merge or enter into a consolidation or sell, lease, exchange, sell and leaseback, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except the following:

                    (i) The Company and any of its Subsidiaries may sell or otherwise dispose of (a) inventory in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business within six months by other tangible assets of equal or greater value and (c) tangible assets that are no longer used or useful in the business of the Company or such Subsidiary, the fair market value (or book value if greater) of which shall not exceed 4% of Consolidated Net Tangible Assets of the Company and its Subsidiaries as of the last day of the next preceding fiscal year; provided, however, that neither Company nor any of its Subsidiaries shall sell, lease, exchange, sell and leaseback, sublease or otherwise dispose of any of its tangible assets (or become contractually committed to do so) described in the definition of "Minimum Petroleum Products Inventory Requirements," except in connection with a sale of fixed assets of the Company or any of its Subsidiaries otherwise permitted by this Agreement; and, provided, further, that in the event of any such sale the fair market value (or book value if greater) of such tangible assets shall be included for purposes of the test set forth in the foregoing clause (c).

                   (ii) Any Wholly Owned Subsidiary of the Company may merge or be liquidated into the Company or any other Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger to which the Company is a party the Company shall be the surviving or resulting Person.

                  (iii) The Company and its Subsidiaries may enter into leases (other than Capitalized Leases) as lessor of real and tangible personal property and rights associated therewith in the ordinary course of business.

                   (iv) Any inactive Subsidiary other than a Guarantor may be liquidated.

              6C(6) Lease Obligations. Be or become obligated as lessee under any lease except:

                    (i) Capitalized Leases permitted by paragraph 6C(2)(vii) and 6C(1)(ix).

                   (ii) Leases other than Capitalized Leases; provided, however, that the aggregate fixed rental obligations for any fiscal year (excluding payments required to be made by the lessee in respect of taxes and insurance whether or not denominated as rent) shall not exceed an amount equal to 3% of Consolidated Net Tangible Assets.

              6C(7) Sale/Leaseback. Enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or to lease other property which the Company or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

              6D.   Issuance of Stock by Subsidiaries; Subsidiary Distributions.

                    (i) Issuance of Stock by Subsidiaries. The Company will not permit any Subsidiary to issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than the Company or any Wholly Owned Subsidiary of the Company, which shares shall have been pledged to the Collateral Agent as part of the Loan Security.

                   (ii) No Restrictions on Subsidiary Distributions. Except for this Agreement and the Loan Documents and the Bank Agreement, the Company will not, and will not permit any Subsidiary to, enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Company (directly or indirectly through another Subsidiary).

              6E.   Derivative  Contracts. The Company  will not,  and will not permit any of its Subsidiaries to, enter into any Interest Rate Protection Agreement, foreign currency exchange contract or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

              6F.   Negative Pledge Clauses. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

                   (i)  This Agreement and the other Loan Documents.

                  (ii) Covenants in documents creating Liens permitted by paragraph 6C(1) prohibiting further Liens on the assets encumbered thereby.

                 (iii)  The Bank Agreement.

              6G.   Transactions  with  Affiliates. The  Company  will not,  and will not permit any of its Subsidiaries to, effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

              6H.   Inactive  Subsidiaries. Notwithstanding  anything to the
contrary in this Agreement, neither the Company nor any of its Subsidiaries shall make any Investment in or sell, lease, sublease, exchange, transfer or dispose of any assets to K123 Corporation, a Colorado corporation, Republic Natural Gas Company, a Kansas corporation, GOIN Inc., TransMontaigne Canada Ltd. or TransMontaigne Holding Inc., each of which is a Wholly Owned Subsidiary of the Company, without the prior written consent of the Required Holder(s).

              6I.   Interest  Rate  Protection. On or before June 30, 2000,
unless the Term Loan shall have been paid in full, the Company shall obtain one, and thereafter maintain, or more Interest Rate Protection Agreements, each in form and substance reasonably satisfactory to the Required Holder(s), covering 50% of the Consolidated Funded Debt of the Company and its Subsidiaries, excluding the outstanding principal amount of the Bank Revolving Loan.

              6J.   Interest  Rate  Protection  Agreements. The  Company  shall not enter into any Interest Rate Protection Agreement with any Person other than BankBoston, N.A., an Affiliate of BankBoston, N.A., or any other Person that shall have executed and delivered a written agreement of such Person, in form and substance satisfactory to the Required Holder(s), to be bound by the terms and provisions of the Intercreditor Agreement and the Security Agreement dated January 13, 2000.

              6K.   Amendments  to Bank  Agreement. The Company  will not,
without the prior written consent of the Majority Holder(s), amend, modify, restate or otherwise change the Bank Agreement or any of the other Credit Documents, each as in effect on the date hereof, and the Company hereby agrees to give to the holders written notice of any such proposed amendment, modification, restatement or other change.

         7.   EVENTS OF DEFAULT.

              7A.   Acceleration. If any of the following  events shall occur
and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                    (i) the Company defaults in the payment of any principal of, or Yield Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                   (ii) the Company defaults in the payment of any interest on any Note or any credit fee required by paragraph 5Q for more than three Business Days after the date due; or

                  (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Financing Debt beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $3,000,000; or any Lien or any property of the Company or any of its Subsidiary securing any such Financing Debt shall be enforced by foreclosure or similar action; or

                   (iv) any representation or warranty made by the Company herein or by any Obligor in any Loan Document or by the Company, any other Obligor or any of their officers in any writing furnished in connection with or pursuant to this Agreement or the other Loan Documents shall be false in any material respect on the date as of which made; or

                    (v) the Company fails to perform or observe any term, covenant or agreements contained in paragraphs 5A(v), 5J, 5M, 5O, 5V, 6A, 6B, 6C(1), 6C(2), 6C(3), 6C(4), 6C(5), 6C(6) or 6F; or

                   (vi) the Company or any other Obligor fails to perform or observe any other agreement, covenant, term or condition contained herein or in any other Loan Document and such failure shall not be remedied within 30 days after the earlier of (a) Financial Officer obtains actual knowledge thereof or
(b) notice thereof by any holder to the Company; or

                  (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                 (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

                   (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                    (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

                   (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                 (xiii) one or more final judgments or orders in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon any such judgment or order of (ii) within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiv) any "reportable event" (as defined in section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or

                   (xv) any Loan Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect and such enforceability shall not be restored, or other provision therefor made, to the satisfaction of the Majority Holders within 30 days following such cessation; or any party to any Loan Document shall so assert in a judicial or similar proceeding; or the security interests created by any Loan Document shall cease to be enforceable and of the same effect and priority purported to be created hereby; or

                  (xvi) except as permitted by paragraph 6C(5):

                        (a) the Company shall cease to own, directly or indirectly, all the capital stock of any Subsidiary which is a Wholly Owned Subsidiary on the date hereof or subsequently becomes a Wholly Owned Subsidiary;

                        (b) any Person, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, which is not now a beneficial owner of equity securities of the Company shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of 50% or more of either the voting stock or total equity capital of the Company;

                        (c)  a majority of the board of directors  shall

consist of individuals who were not on the date hereof members of such board, except to the extent that the new members were nominated by a majority of the directors serving on the date hereof; and

                        (d)  the Company or any of its  Subsidiaries  or any

other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence; or

                 (xvii) there shall occur any "Event of Default" as defined in
Section 11.1 of the Subordinated Debentures Agreement, or any of the Obligations shall fail to be "Superior Indebtedness" within the meaning of Section 9(a) of the Subordinated Debentures Agreement; or

                (xviii) there shall occur any "Fundamental Change" as defined in the provisions of the Charter of the Company which relate to the Series A Convertible Preferred Stock;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable together with interest accrued thereon and the credit fees payable pursuant to paragraph 5Q with respect to all of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon and the credit fees payable pursuant to paragraph 5Q and the Yield-Maintenance Amount, if any, with respect to all such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is any Event of Default other than as specified in preceding clause (b), the Required Holder(s) of the Notes of any Series may at its or their option by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and the credit fees payable pursuant to paragraph 5Q and the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company. The Company acknowledges and the parties hereto agree, that the holder of each Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and the provisions for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, are intended to provide compensation for the deprivation of such right under such circumstances.

              7B.   Rescission  of  Acceleration.  At any time  after  any or
all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest and the credit fees payable pursuant to paragraph 5Q on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest, credit fees, principal and Yield Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

              7C.   Notice of  Acceleration  or  Rescission.  Whenever  any Note
shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

              7D.   Other  Remedies.  If any Event of Default or Default  shall occur and be continuing, (i) the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the other Loan Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Loan Documents or in aid of the exercise of any power granted in this Agreement or the other Loan Documents and (ii) both the Collateral Agent and the holders of the Notes may exercise any rights or remedies in their respective capacities under the Security Documents in accordance with the provisions thereof. No remedy conferred in this Agreement or the other Loan Documents upon the Collateral Agent or the holder of any Note is

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

intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

              7E.   Annulment  of  Defaults.  Once an Event of Default has
occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Loan Documents until the Majority Holders (unless otherwise specified in paragraph 12C) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such holders reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the holders shall extend to or affect any subsequent Event of Default or impair any rights of the holders upon the occurrence thereof. The making of any extension of credit (including the purchase of Notes) during the existence of any Default or Event of Default shall not constitute a waiver thereof.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

              8A.   Organization.

                    (i) The Company. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and the Company has the corporate power to own its respective property and to carry on its respective business as now being conducted. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents to which it is a party (including, without limitation to grant the Collateral Agent, for the benefit of the holders, the security interests in the Loan Security owned by it to secure the Obligations) are within the Company's corporate powers and have been duly authorized by all necessary corporate action. Certified copies of the Charter and By-laws of the Company have been previously delivered to the holders and are correct and complete. Schedule 8A, as from time to time hereafter supplemented in accordance with paragraphs 5A(i) and 5A(ii), sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such paragraphs, (i) the jurisdiction of incorporation of the Company, (ii) the address of the Company's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Company conducts its business and (iv) the jurisdictions in which the Company owns real or tangible personal property.

                   (ii) Subsidiaries. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The execution, delivery and performance by each Subsidiary of this Agreement and the other Loan Documents to which it is a party (including, without limitation to grant the Collateral Agent for the benefit of the holders the security interests in the Loan Security owned by it to secure the Obligations) are within such Subsidiarys corporate powers and have been duly authorized by all necessary corporate action. Certified copies of the Charter and By-laws of each Guarantor have been previously delivered to the Purchasers and are correct and complete. Schedule 8A, as from time to time hereafter supplemented in accordance with paragraphs 5A(i) and 5A(ii), sets forth, as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such paragraphs, (i) the jurisdiction of incorporation of each Subsidiary, (ii) the address of each Subsidiarys principal executive office and chief place of business, (iii) each name, including any trade name, under which such Subsidiary conducts its business and (iv) the jurisdictions in which such Subsidiary owns real or tangible personal property; provided, however, that there may be omitted from Schedule 8A one or more Subsidiaries which have no business operations and no assets or liabilities.

                  (iii) Capitalization. No options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Subsidiary now exist, nor has any Subsidiary authorized any such right, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

              8B.   Financial  Statements.  (i) The Company has furnished  each
Purchaser of any Existing Notes or any Accepted Notes with the following financial statements, provided by a principal Financial Officer of the Company:
(i) Consolidated balance sheets of the Company and its Subsidiaries as at the fiscal year end of each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 95 days prior to such date for which audited financial statements have not been released) and Consolidated statements of income, of stockholders' equity and of cash flows of the Company and its Subsidiaries for each such year, all reported on by KPMG LLP (formerly KPMG Peat Marwick LLP); and (ii) a Consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 50 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and Consolidated statements of income, of stockholders' equity and of cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise) operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished, and neither the Company nor any Subsidiary of the Company has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the Material Agreements.

                   (ii) The Company has furnished to each Purchaser of Existing Notes or Accepted Notes (a) the financial and operational projections of the Company and its Subsidiaries dated December 31, 1999, (b) a current capital expenditures plan of the Company and its Subsidiaries dated January 31, 2000 and (c) calculations demonstrating pro forma compliance with the Computation Covenants as of the end of the most recent quarter preceding the date hereof. In the Company's judgment, the financial and operational projections referred to in clause (a) above constitute a reasonable basis as of December 31, 1999 for the assessment of the future performance of the Company and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations, which assumptions may prove to have been incorrect and which results may not in fact occur.

              8C.   Actions  Pending.  There is no action,  suit,  investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any other Loan Document.

              8D.   Outstanding  Debt. Schedule 8D, as from time to time
hereafter supplemented in accordance with paragraph 5A(i) and 5A(ii) sets forth
(a) the amounts (as of the dates indicated in Schedule 8D, as so supplemented) of all Financing Debt of the Company and its Subsidiaries and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt, (c) all agreements which directly or indirectly require the Company or any Subsidiary to make any Investment and (d) all Investments permitted under paragraph 6C(4)(vi). The Company has furnished the Purchasers with correct and complete copies of any agreements described in clauses (a),
(b), (c) and (d) above requested by the Purchasers. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

              8E.   Title to Properties.  The Company has and each of its
Subsidiaries has defensible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1) and except for assets disposed of as permitted by paragraph 6C(5). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

              8F.   Taxes.  The Company  has and each of its  Subsidiaries  has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

              8G.   Conflicting  Agreements and Other  Matters.  Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement, the Notes or the other Loan Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes or the other Loan Documents conflicts or will conflict with, or has resulted in or will result in a breach of, the terms, conditions or provisions of, or constitutes or will constitute a default under, or has resulted or will result in any violation of, or has resulted or will result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the Charter or By-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject (other than the Liens created by the Security Documents). Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its Charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type evidenced by the Existing Notes or to be evidenced by the Shelf Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

              8H.   Offering  of Notes. Neither the Company  nor any agent
acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

              8I.   Use of  Proceeds.  None of the  proceeds  of the sale of any
Notes have been or will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U (12 CFR Part 221) (including as previously in effect as Regulation G (12 CFR Part 207)) of the Board of Governors of the Federal Reserve System ("margin stock") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, U (including as previously in effect as Regulation G) or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

              8J.   ERISA.  No  accumulated  funding  deficiency  (as  defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Shelf Notes will be, and the issuance and sale of the Existing Notes was, exempt from or will not, and, in the case of the Existing Notes, did not, involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not, and, in the case of the Existing Notes, did not, involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds used and to be used by it to purchase any Notes. Each Multiemployer Plan and each plan that constitutes a defined benefit plan (as defined in ERISA) are set forth in Schedule 8J.

              8K.   Governmental  Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is, or, in the case of the Existing Notes, was, such as to require, or, in the case of the Existing Notes, have required, any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities and filings necessary to perfect the Collateral Agent's security interest in the Loan Security) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

              8L.   Disclosure. Neither this  Agreement  nor any other
document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the section of the Companys prospectus dated February 11, 1997 titled Risk Factors. In the Company's judgment, the financial and operational projections dated December 31, 1999 and current capital expenditures plan of the Company and its Subsidiaries dated January 31, 2000 constitute a reasonable basis as of such dates for the assessment of the future performance of the Company and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations, which assumption may prove to have been incorrect and which results may not in fact occur.

              8M.   Hostile  Tender  Offers. None of the  proceeds  of the sale of any Notes will be, or, in the case of the Existing Notes, have been, used to finance a Hostile Tender Offer.

              8N.   Licenses,  etc. To the best knowledge of the Company and the
Guarantors, the Company and its Subsidiaries have all material patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of the business of the Company and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a material risk of resulting, in any Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Company and its Subsidiaries thereunder so as to result, or to create a material risk of resulting, in any Material Adverse Effect. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or creates a material risk of resulting, in any Material Adverse Effect.

              8O.   Certain Business Representations.

                    (i) Labor Relations. No dispute or controversy between the Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Effect, and neither the Company nor any of its Subsidiaries anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Effect. The Company and each of its Subsidiaries is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Effect and (b) the payment of wages.

                   (ii) Antitrust. Each of the Company and its Subsidiaries is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

                  (iii) Consumer Protection. Neither the Company nor any of its Subsidiaries is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Effect.

                   (iv) Burdensome Obligations. Neither the Company nor any of its Subsidiaries is party to or bound by any agreement, instrument, deed or lease or is subject to any Charter, By-law or other restriction, commitment or requirement which, in the opinion of the management of such Person, is so unusual or burdensome as in the foreseeable future to result, or create a material risk of resulting, in a Material Adverse Effect.

                    (v) Future Expenditures. Neither the Company nor any of its Subsidiaries anticipate that the future expenditures, if any, by the Company and its Subsidiaries needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to result, or create a material risk of resulting, in any Material Adverse Effect.

                   (vi) Year 2000 Issues. Based on a review of the operations of the Company and its Subsidiaries as they relate to the processing, storage and retrieval of data, the Company does not believe that a Material Adverse Change is reasonably likely to occur as a result of computer software and hardware that will not function with respect to periods commencing January 1, 2000 at least as effectively as with respect to periods ending on or prior to December 31, 1999.

              8P.   Environmental Regulations.

                   (i) Environmental Compliance. To the best knowledge of the Company and the Guarantors, each of the Company and its Subsidiaries is in

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

compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Company or its Subsidiaries conducts its business, in each case other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Effect.

                   (ii) Environmental Litigation. Except in instances in which such event has not resulted, and does not create a material risk of resulting, in a Material Adverse Effect, no suit, claim, action or proceeding of which the Company or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to the Company's or any of its Subsidiaries knowledge, threatened by any Person (nor to the Company's or any of its Subsidiaries' knowledge, does any factual basis exist therefor) for, and neither the Company nor any of its Subsidiaries have received written correspondence from any federal, state or local governmental authority with respect to:

                        (a) noncompliance by the Company or any of its Subsidiaries with any Environmental Law;

                        (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by the Company or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

                        (c) the release into the environment by the Company or any of its Subsidiaries of any Hazardous Material generated by the Company or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries.

                  (iii) Hazardous Material. Schedule 8P contains a list as of the date hereof of all waste disposal or dump sites at which Hazardous Material generated by either the Company or any of its Subsidiaries has been disposed of directly by the Company or any of its Subsidiaries and all independent contractors to whom the Company and its Subsidiaries have delivered Hazardous Material, or to the Company's or any of its Subsidiarys knowledge, where Hazardous Material finally came to be located, and indicates all such sites which are or have been included (including as a potential or suspect site) in any published federal, state or local "superfund" or other list of hazardous or toxic waste sites, except sites as to which the involvement of the Company or any Subsidiary has not resulted, and does not present a material risk of resulting, in a Material Adverse Effect. Any waste disposal or dump sites at which Hazardous Material generated by either the Company or any of its Subsidiaries has been disposed of directly by the Company or any of its Subsidiaries and all independent contractors to whom the Company or any of its Subsidiaries have delivered Hazardous Material, or to the Company's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, has not resulted, and does not present a material risk of resulting, in a Material Adverse Effect.

                   (iv) Environmental Condition of Properties. None of the properties owned or leased by the Company or any of its Subsidiaries has been used as a treatment, storage or disposal site, other than as disclosed in
Schedule 8P, except sites as to which the involvement of the Company or any Subsidiary has not resulted, and does not present a material risk of resulting, in a Material Adverse Effect. No Hazardous Material is present in any real property currently or formerly owned or operated by the Company or any of its Subsidiaries except that which has not resulted, and does not present a material risk of resulting, in a Material Adverse Effect.

              8Q.   Foreign Trade Regulations; Government Regulation.

                    (i) Foreign Trade Regulations. Neither the execution and delivery of this Agreement or any other Loan Document, nor issuance by the Company of any Notes, nor the guaranteeing of the Obligations by any Guarantor, nor the securing of the Obligations with the Loan Security, has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

                   (ii) Government Regulation. Neither the Company nor any of its Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries, has been at any time on or after April 17, 1997 subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any other statute or regulation that regulates the incurring by the Company or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Loan Documents.

              8R.   Facility Conversion Date. The Facility Conversion Date
occurred on February 14, 1997.

              8S.   Bank  Agreement. The Company has previously  furnished the
Purchasers with a correct and complete copy of the Bank Agreement (including all schedules and exhibits) in effect as of the date hereof.

              8T.   Material  Agreements. The Company has  previously  furnished to the Purchasers a correct and complete copy of the Amended and Restated Debenture Agreement dated December 23, 1997 (the "Subordinated Debentures Agreement") between the Company, Massachusetts Mutual Life Insurance Company, Mass Mutual Corporate Investors and Mass Mutual Participation Investors, and correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and instruments, each as in effect on the date hereof, listed on Schedule 8T (together with the Subordinated Debentures, the Subordinated Debentures Agreement, the Subordinated Debentures Guarantee and the Bank Agreement, the "Material Agreements"). The Notes constitute Superior Indebtedness as defined in the Subordinated Debentures Agreement.

              8U.   Minimum Petroleum Products  Inventory  Requirements.  The
Minimum Petroleum Products Inventory Requirements of the Company and its Subsidiaries on a Consolidated basis is 2,300,000 barrels as of the date hereof.

          9.   REPRESENTATIONS OF THE PURCHASERS.

               Each Purchaser represents as follows:

              9A.   Nature of Purchase.  Such  Purchaser is not acquiring the
Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

              9B.   Source of Funds. The source of the funds  being used by such
Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets (i) allocated to the insurance company general account of such Purchaser (as such term is defined under Section V of the United States Department of Labors Prohibited Transaction Class Exemption
(PTCE) 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Section I and IV of PtCE 95-60, (ii) allocated to a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or (iii) of an investment fund, the assets of which do not include assets of any employee benefit plan within the meaning of ERISA. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

         10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the recitals hereto and paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              10A.  Yield-Maintenance Terms.

                    "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A(2) or 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                    "Designated Spread" shall mean 0.75% in the case of each Series A Note and 0% in the case of each Note of any other Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

                    "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                    "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

                    "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                    "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                    "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A(2) or 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                    "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the

Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

              10B.  Other Terms.

                    "Acceptance" shall have the meaning specified in paragraph
2F.

                    "Acceptance Day" shall have the meaning specified in paragraph 2F.

                    "Acceptance Window" shall have the meaning specified in paragraph 2F. "Accepted Note" shall have the meaning specified in paragraph 2F.

                    "Accumulated Benefit Obligations" shall mean the actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

                    "Affiliate" shall mean, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company, and shall include (a) any executive officer or director or general partner of the Company and (b) any Person of which the Company or any Affiliate (as defined in clause (a) above) of the Company shall, directly or indirectly, beneficially own either (i) at least 25% of the outstanding equity securities having the general power to vote or (ii) at least 25% of all equity interests; provided, however, that Lion Oil Company, an Arkansas corporation, shall not be deemed to be an Affiliate of the Company or of any Subsidiary of the Company under clause (b) of this definition, unless the Company or such Subsidiary shall, directly or indirectly, beneficially own either (x) at least 30% of the outstanding equity securities having the general power to vote of Lion Oil Company or (y) at least 30% of all equity interests in Lion Oil Company.

                    "Agreement" shall have the meaning specified in paragraph
12C.

                    "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after April 17, 1997 shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after April 17, 1997 shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

                    "Available Facility Amount" shall have the meaning specified in paragraph 2A.

                    "Bank Agent" shall mean BankBoston, N.A. (formerly known as First National Bank of Boston) and any successor agent under the Bank Agreement.

                    "Bank Agreement" shall mean the Fourth Amended and Restated Credit Agreement, dated as of February 11, 2000, among the Company, the Subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, Bank Boston, N.A., both in its capacity as agent for itself and the other lenders, NationsBank, N.A., both in its capacity as a lender and in its capacity as Documentation Agent thereunder, and First Union National Bank, both in its capacity as a lender and in its capacity as Syndication Agent thereunder, as amended from time to time.

                    "Bank Letter of Credit Exposure" shall mean the Letter of Credit Exposure as defined in the Bank Agreement.

                    "Bank Obligations" shall mean the obligations of the Company and the other Obligors under the Bank Agreement.

                    "Bank Revolving Loan" shall mean the Revolving Loan as defined in the Bank Agreement.

                    "Bank Swingline Loan" shall mean the Swingline Loan as defined in the Bank Agreement.

                    "Bank Term Loan" shall mean the Term Loan as defined in the Bank Agreement.

                    "Bankruptcy Default" shall mean an Event of Default described in paragraph 7A(vii), 7A(viii) or 7A(ix).

                    "Bankruptcy Law" shall have the meaning specified in clause
(viii) of paragraph 7A.

                    "Borrowing Base" shall have the meaning specified in paragraph 5V.

                    "Borrowing Base Certificate" shall mean a certificate in substantially the form of Schedule 5A(iii)(i).

                    "Borrowing Base Deficiency" shall mean the amount by which (A) the aggregate unpaid principal amount of the Obligations and the Bank Obligations exceeds (B) the Borrowing Base.

                    "Borrowing Base Deficiency Date" shall have the meaning specified in paragraph 5V.

                    "Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2C hereof only, a day on which Prudential is not open for business.

                    "By-laws" shall mean all written by-laws, rules, regulations and all other documents relating to the governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

                    "Cancellation Date" shall have the meaning specified in paragraph 2I(3).

                    "Cancellation Fee" shall have the meaning specified in paragraph 2I(3).

                    "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, including expenditures in respect of (a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP) and (c) software development costs to the extent not expensed; provided, however, that Capital Expenditures shall not include the purchase price for the acquisition of another Person (or substantially all the assets of another Person) as a going concern permitted by paragraph 6C(4)

                    "Capitalized Lease" shall mean any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

                    "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

                    "Cash Equivalents" shall mean:

                        (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Service or issued by any lender under the Bank Agreement;

                        (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Service or issued by any lender under the Bank Agreement (so long as the Intercreditor Agreement is in effect);

                        (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a fully collateralized repurchase agreement with any lender under the Bank Agreement (so long as the Intercreditor Agreement is in effect) (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Service; and

                        (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Service which invests principally in obligations described above.

                    "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

                    "Charter" shall mean the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

                    "Closing Day" for any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such Note in the Request for Purchase of such Note, provided that (i) if the Acceptance Day for such Accepted Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2H, the Closing Day for such Accepted Note, for all purposes of this Agreement except paragraph 2I(3), shall mean the Rescheduled Closing Day with respect to such closing.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    "Collateral Agent" shall mean the Collateral Agent under the Intercreditor Agreement, the Pledge Agreements, the Security Agreements and the other Security Documents, which shall initially be Bank Boston, N.A. (f/k/a The First National Bank of Boston).

                    "Company" shall mean TranMontaigne Inc., a Delaware corporation.

                    "Computation Covenants" shall mean paragraphs 5O, 6A, 6B(ii), 6C(2)(vii), 6C(2)(xv), 6C(4)(v), 6C(5)(i) and 6C(6)(ii) and the last sentence of paragraph 6B.

                    "Confirmation of Acceptance" shall have the meaning specified in paragraph 2F.

                    "Confidential Information" shall have the meaning specified in paragraph 2D.

                    "Consolidated" and "Consolidating", when used with reference to any term, shall mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

                    "Consolidated Current Assets" shall mean, at any date, all amounts that are or should be carried as current assets on the balance sheet of the Company and its Subsidiaries (other than cash and Cash Equivalents) determined in accordance with GAAP on a Consolidated basis.

                    "Consolidated Current Liabilities" shall mean, at any date, all amounts that are or should be carried as current liabilities on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including the current portion of all Funded Debt and all reimbursement obligations, whether contingent or matured, under letters of credit.

                    "Consolidated EBITDA" shall mean, for any period, the total of:

                        (a)   Consolidated Net Income; plus

                        (b)   all amounts deducted in computing such
Consolidated Net Income in respect of (i) depreciation, amortization and other non-cash charges (including increases of reserves), (ii) Consolidated Interest Expense and (iii) taxes based upon or measured by net income; plus

                        (c)   all amounts included in computing such
Consolidated Net Income in respect of any non-cash reductions in the value of Minimum Petroleum Products Inventory Requirements; minus

                        (d)   all amounts included in computing such
Consolidated Net Income in respect of any non-cash increases in the value of Minimum Petroleum Products Inventory Requirements; minus

                        (e) all amounts included in computing such Consolidated Net Income in respect of Distributions in any form other than cash; minus

                        (f) all amounts included in Consolidated Net Income in respect of deferred income tax benefits; minus

                        (g) all amounts representing payments from reserves to pay liabilities during such period that were not deducted in computing such Consolidated Net Income.

                    "Consolidated Fixed Charges" shall mean, for any period, the sum of:

                        (a)   Consolidated Interest Expense, plus

                        (b) the aggregate amount of all mandatory scheduled payments, mandatory scheduled prepayments and sinking fund payments, all with respect to Financing Debt of the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis, including payments in the nature of principal under Capitalized Leases, but in no event including contingent prepayments required by paragraph 4A or by section 4.2 of the Bank Agreement, plus

                        (c) any Distributions paid or payable in cash by the Company or any of its Subsidiaries to third parties, plus

                        (d) any taxes based upon or measured by net income paid or payable in cash by the Company or any of its Subsidiaries, plus

                        (e) the aggregate fixed rental obligations (excluding payments required to be made by the lessee in respect of taxes and insurance whether or not denominated as rent) of the Company and its Subsidiaries determined accordance with GAAP on a Consolidated basis as lessee under all leases of real and/or personal property (other than Capitalized Leases).

                  "Consolidated Interest Expense" shall mean, for any period, the sum of:

                        (a) the aggregate amount of interest, including without limitation commitment fees and fees payable with respect to letters of credit issued under the Bank Agreement, payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, accrued by the Company and its Subsidiaries (whether such interest is reflected as an item of expense or capitalized) in accordance with GAAP on a Consolidated basis; minus

                        (b)   to the extent  otherwise  included in clause
(a) above, the amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest); plus

                        (c) actual cash payments with respect to accrued and unpaid interest (including PIK Interest) that has previously reduced Consolidated Interest Expense pursuant to clause (b) above.

                    "Consolidated Net Income" shall mean, for any period, the net earnings (or loss) before dividend requirements for preferred stock of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:

                        (a) the earnings (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries;

                        (b) the earnings (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the earnings of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

                        (c) all amounts included in computing such net earnings (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness or equity at less than face value after April 30, 1998;

                        (d)   extraordinary and nonrecurring gains;

                        (e) the earnings of any Subsidiary to the extent the payment of such earnings in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary; and

                        (f) any after-tax gains or losses attributable to returned surplus assets of any Plan.

                    "Consolidated Net Liabilities" shall mean, on any date, the difference of (a)Consolidated Total Liabilities of the Company and its Subsidiaries on such date minus (b) an amount equal to 75% of the Consolidated Current Assets of the Company and its Subsidiaries on such date.

                    "Consolidated Net Tangible Assets" shall mean at any date the total of:

                        (a) the total assets of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis; minus

                        (b)   Consolidated Current Liabilities; minus

                        (c) all other liabilities of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis other than liabilities for Funded Debt; minus

                        (d) the amount of intangible assets carried on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including goodwill, patents, patent applications, copyrights, trademarks, trade names, research and development expense, organizational expense, annualized debt discount and expense, deferred financing charges and debt acquisition costs; minus

                        (e) the amount at which any minority interest in a Subsidiary appears as a liability on the Consolidated balance sheet of the Company and its Subsidiaries.

                    "Consolidated Net Total Liabilities" means on any date the difference (which may be a negative number) of (a) the Consolidated Total Liabilities on such date of the Company and its Subsidiaries, including therein, without limitation, the outstanding principal amount, if any, of the "Revolving Loan" and the "Swingline Loan" and the outstanding "Letter of Credit Exposure" (each as defined in the Bank Agreement) under the Bank Agreement and excluding therefrom all Indebtedness of the Company and its Subsidiaries to the extent that such Indebtedness is secured by moneys available to be drawn under a Letter of Credit (as defined in the Bank Agreement), minus (b) the Consolidated Current Assets of the Company and its Subsidiaries as of such date; provided that for purposes of clause (b) of this definition, Consolidated Current Assets shall include cash and Cash Equivalents.

                    "Consolidated Pro Forma EBITDA" shall mean, for any period, the Consolidated EBITDA of the Company and its Subsidiaries for such period adjusted to include the results of operations of any Person, business or assets acquired by the Company or a Subsidiary, and exclude the results of operations of any Person, business or assets disposed of, during such period for the portion of such period which preceded such acquisition or disposition, as the case may be, the method of making any such adjustment to be reasonably satisfactory to the Majority Holders.

                    "Consolidated Tangible Net Worth" shall mean, at any date, the total of:

                        (a) stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding the effect of any foreign currency translation adjustments (but in any event including in such equity, on a Consolidated basis, the Series A Convertible Preferred Stock and any other convertible preferred stock of the Company at the time outstanding); minus

                        (b) the amount by which such stockholders' equity has been increased after April 30, 1998 by the items described in clause (a),
(b), (c), (e) or (f) of the definition of Consolidated Net Income; minus

                        (c) to the extent not already deducted from the amount in clause (a) above, (i) treasury stock, (ii) receivables due from an employee stock ownership plan and (iii) Guarantees of Indebtedness incurred by an employee stock ownership plan; minus

                        (d) the amount of intangible assets carried on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including goodwill, patents, patent applications, copyrights, trademarks, trade names, research and development expense, organizational expense, unamortized debt discount and expense, deferred financing charges and debt acquisition costs.

                    "Consolidated Total Liabilities" shall mean, at any date, all Indebtedness of the Company and its Subsidiaries on a Consolidated basis.

                    "Credit Fee Computation Covenants" shall have the meaning specified in paragraph 5Q.

                    "Delayed Delivery Fee" shall have the meaning specified in paragraph 2I(2).

                    "Delivery Date" shall have the meaning specified in paragraph 5Q.

                    "Distribution" shall mean, with respect to the Company (or other specified Person):

                        (a) the declaration or payment of any dividend or distribution, including dividends payable in shares of capital stock of or other equity interests in the Company (or such specified Person), on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

                        (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or any of its Subsidiaries or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or corporate parent or otherwise;

                        (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

                        (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Company (or such specified Person) or any of its Subsidiaries which by its terms or the terms of any agreement is subordinated to the payment of the Obligations; and

                        (e) any payment of principal with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Company (or such specified Person) or any of its Subsidiaries (other than the Obligations) prior to the stated maturity thereof (excluding repayment of Financing Debt with the proceeds of assets sales approved by the Required Holder(s), repayment of the Bank Revolving Loan, and scheduled amortization of principal of Financing
Debt); and

                        (f) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person) or any of its Subsidiaries, or any Affiliate of such holder.

                    provided, however, that the term "Distribution" shall not include (i) the accrual of unpaid dividends on the Series A Convertible Preferred Stock or dividends on the Series A Convertible Preferred Stock paid solely in the form of additional shares of the Series A Convertible Preferred Stock, (ii) dividends payable in perpetual common stock of or other similar equity interests in the Company (or such specified Person), (iii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors or (B) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) any loan or advance by the Company to any Guarantor or (v) any other loan or advance by the Company which constitutes an Investment permitted under paragraphs 6C(4)(v) or 6C(4)(vi).

                    "Eligible Cash and Cash Equivalents" shall mean as Eligible Cash and Cash Equivalents defined in the Bank Agreement.

                    "Environmental Laws" shall mean all applicable federal, state, local and foreign statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to emissions, discharges, releases or threatened releases of Polluting Substances into the environment (including, without limitation, airs, surface water, ground, water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Polluting Substances or public health and safety and protection of the environment, including OSHA.

                    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                    "ERISA Group Person" shall mean the Company, any Subsidiary of the Company and any Person which is a member of the controlled group or under common control with the Company or any of its Subsidiaries within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

                    "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                    "Existing Master Shelf Agreement" shall have the meaning specified in the recitals hereto.

                    "Existing Notes" shall have the meaning specified in the recitals hereto and in paragraph 1A.

                    "Facility" shall have the meaning specified in paragraph 2A.

                    "Facility Fee" shall have the meaning specified in paragraph 2I(1).

                    "Facility Conversion Date" shall have the meaning specified in the Bank Agreement as in effect on December 18, 1996.

                    "Financial Officer" of the Company (or other specified Person) shall mean its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Majority Holders by the secretary or other appropriate attesting officer of the Company (or such specified Person).

                    "Financing Debt" shall mean each of the items described in clauses (a) through (f) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

                    "Foreign Trade Regulations" means (a) any act that prohibits or restricts, or empowers the President or any executive agency of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 22 C.F.R Parts 120-130 and 31 C.F.R. Part 500 and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing.

                    "Funded Debt" shall mean all Indebtedness of the Company or other specified Person which is payable more than one year from the date of creation thereof and shall include (a) current maturities of such Indebtedness and (b) all Indebtedness consisting of reimbursement obligations with respect to letters of credit other than letters of credit issued to finance inventory purchases or to secure other debt appearing on the balance sheet of the obligor.

                    "Guarantee" shall mean, with respect to the Company (or other specified Person):

                        (a) any guarantee by the Company (or such specified Person), of the payment or performance of, or any contingent obligation by the Company (or such specified Person), in respect of, any Indebtedness or other obligation of any primary obligor;

                        (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

                        (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                        (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

                        (e) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Company and its Subsidiaries) that is consolidated for tax purposes; and

                        (f) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

                    "Guarantor" shall mean each Subsidiary listed on the signature page hereto or which subsequently becomes party to this Agreement as a Guarantor.

                    "Hazardous Material" shall mean any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

                    "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

                    "Holders" shall mean the holders of the Notes from time to time.

                    "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

                    "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

                        (a)   borrowed money;

                        (b) indebtedness evidenced by notes, debentures or similar instruments;

                        (c)   Capitalized Lease Obligations;

                        (d) the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

                        (e) mandatory redemption or dividend obligations on capital stock (or other equity)(excluding, however, any such obligation in respect of the Series A Convertible Preferred Stock), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer;

                        (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements;

                        (g)   unfunded pension liabilities;

                        (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

                        (i) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

                        (j) all Guarantees in respect of Indebtedness of others.

                    "Indemnified Liabilities" shall have the meaning specified in paragraph 5U.

                    "Indemnified Party" shall have the meaning specified in paragraph 5U.

                    "Indemnifying Party" shall have the meaning specified in paragraph 5U.

                    "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of April 17, 1996, among the Bank Agent, the lenders from time to time party to the Bank Agreement, Prudential and U.S. Fund, as amended from time to time.

                    "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

                    "Investment" shall mean, with respect to the Company (or other specified Person):

                        (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person to the Company (or such other specified Person);

                        (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

                        (c)   any Guarantee of the obligations of any other
Person;

                        (d) any acquisition of all or any part of the business of any other Person or the assets comprising such business or part thereof; and

                        (e)   any other similar investment.

                    The  investments  described  in the  foregoing  clauses
(a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) current trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for property leased, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim, (v) demand deposits in banks or similar financial institutions or (vi) joint operating agreements conducted by Wholly Owned Subsidiaries of the Company with each other or with third parties.

                    In determining the amount of outstanding Investments:

                    (A) the amount of any Investment shall be the cost thereof (excluding any amounts paid in respect of inventory or other working capital items) minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

                    (B) the amount of any Investment in respect of a purchase described in clause (d) above shall be increased by the amount of any Financing Debt assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Financing Debt is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

                    (C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

                    "Issuance Period" shall have the meaning specified in paragraph 2B.

                    "Legal Requirement" means any present or future requirement imposed upon the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction where the Company or any of its Subsidiaries owns property or conducts its business, or any political subdivision of any of the foregoing.

                    "Leverage Ratio" shall mean on any date the quotient, expressed as a percentage, equal to the Consolidated Funded Debt of the Company and its Subsidiaries divided by the Consolidated Net Tangible Assets of the Company and its Subsidiaries.

                    "Lien" shall mean, with respect to the Company (or any other specified Person):

                        (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

                        (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

                        (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse;

                        (d) in the case of securities, any purchase option, call or similar purchase right of a third party;

                        (e) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Company (or such specified Person); and

                        (f) the existence for a period of more than 120 consecutive days of any Indebtedness against the Company (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

                    "Loan Documents" shall mean:

                        (a) this Agreement, the Notes, the Intercreditor Agreement, the Pledge Agreements, the Security Agreements, the other Security Documents and each Interest Rate Protection Agreement provided by a holder (or an Affiliate of a holder) to the Company or any of its Subsidiaries, each as from time to time in effect;

                        (b) all financial statements, reports, notices, mortgages, assignments, UCC financing statements or certificates delivered to the Collateral Agent or any of the holders by the Company, any of its Subsidiaries or any other Obligor in connection herewith or therewith; and

                        (c) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Collateral Agent, any or all the holders, on the other hand, relating to, amending or modifying this Agreement or any other Loan Document referred to above or which is stated to be a Loan Document, each as from time to time in effect.

                    "Loan Security" shall mean all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to this Agreement, the Security Agreements or any other Loan Document) to secure the payment or performance of any of the Obligations, including the assets described in the Pledge Agreements, the Security Agreements and the other Security Documents.

                    "Majority Holders" shall mean, at any time, the holders of more than 50% of the outstanding principal amount of the Notes outstanding at such time.

                    "Material Adverse Change" shall mean, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in the business, assets, financial condition or income of the Company and its Subsidiaries on a Consolidated basis, whether as a result of (a) general economic conditions affecting the petroleum industry, (b) difficulties in obtaining supplies and raw materials, (c) fire, flood or other natural calamities, (d) environmental pollution, (e) regulatory changes, judicial decisions, war or other governmental action or (f) any other event or development, whether or not related to those enumerated above.

                    "Material Adverse Effect" shall mean (i) a materially adverse effect on business, assets, operations, prospects, income or condition, financial or otherwise, of the Company and its Subsidiaries on a Consolidated basis, (ii) material impairment of the ability of the Company or any of its Subsidiaries to perform any of their obligations under this Agreement or any of the other Loan Documents, or (iii) material impairment of the rights of or benefits available to the holders or the Collateral Agent under this Agreement or any of the other Loan Documents.

                    "Material Agreements" shall have the meaning specified in paragraph 8T.

                    "Minimum Petroleum Products Inventory Requirements" shall mean, on any date, the physical amount of petroleum products, consisting of pipeline fill, tank bottoms and intransit barrels and working stocks, which must be maintained by the Company and its Subsidiaries within their pipelines and terminals and those of third parties in order for the Company and its Subsidiaries to meet the exchange and supply needs of their customers in an efficient and timely manner, which amount shall in no event be less than 2,000,000 barrels or exceed 3,500,000 barrels.

                    "Moody's" shall mean Moody's Investors Service, Inc.

                    "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                    "Notes" shall mean the Existing Notes and the Shelf Notes.

                    "Obligations" shall mean all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to any holder (or any Affiliate of any holder) under or in connection with this Agreement or any other Loan Document, including without limitation obligations in respect of principal, interest and Interest Rate

Protection Agreements provided by a holder (or an Affiliate of a holder), Yield-Maintenance Amount, commitment fees, Facility Fees, amounts provided for in paragraphs 2I(2), 2I(3) and 12B, credit fees provided for in paragraph 5Q, and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Loan Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

                    "Obligor" shall mean the Company, each Guarantor and each Person guaranteeing, providing collateral for or subordinating obligations to the Obligations.

                    "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

                    "Open Position" shall mean any difference (whether positive or negative) between (a) the number of barrels of petroleum product the Company and its Subsidiaries hold in inventory or have contracted to buy and (b) the number of barrels of petroleum product the Company and its Subsidiaries have contracted to sell.

                    "OSHA" shall mean the federal Occupational Health and Safety Act.

                    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

                    "Percentage Interest" shall mean, at any time, the ratio that the respective amounts of the Obligations owing to the holders in respect of the Notes to the total outstanding Obligations owing to all holders in respect of the Notes.

                    "Person" shall mean and include an individual, a partnership, a limited liability, joint stock or other company, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

                    "PIK Interest" shall mean any accrued interest payments on Financing Debt that are postponed or made through the issuance of "payment-in-kind" notes on other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

                    "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                    "Pledge Agreements" shall mean, collectively, the Pledge Agreement, dated as of April 17, 1997, made by the Company and TransMontaigne Transportation Services, Inc., an Arkansas corporation, to Bank Boston, N.A. (f/k/a The First National Bank of Boston), as agent for the holders of the Notes, as amended from time to time and all Pledge Agreements hereafter executed by any Subsidiary of the Company as contemplated under paragraph 5R, as each may be amended, supplemented or otherwise modified from time to time.

                    "Pledged Indebtedness" has the meaning specified in the Pledge Agreement.

                    "Pledged Rights" has the meaning specified in the Pledge Agreement.

                    "Pledged Securities" means the Pledged Stock, the Pledged Rights and the Pledged Indebtedness, collectively.

                    "Pledged Stock" has the meaning specified in the Pledge Agreement.

                    "Polluting Substances" means all pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in applicable federal Environmental Laws; provided that in the event any applicable federal Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Environmental Laws of any State or other Tribunal establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste" or "toxic substance" which is broader than that specified in any applicable Federal law, such broader meaning shall apply.

                    "Prudential" shall mean The Prudential Insurance Company of America.

                    "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates and any investment fund over which Prudential (or a subsidiary of Prudential) has investment authority.

                    "Purchasers" shall mean, with respect to any Accepted Notes, the Persons, either Prudential or a Prudential Affiliate, who is purchasing such Accepted Notes.

                    "RCRA" shall mean the federal Resource Conservation and Recovery Act, 42 U.S.C. (S) 690, et seq.

                    "Redetermination Date" shall the meaning specified in paragraph 5V.

                    "Reference Quarter" shall have the meaning specified in paragraph 5Q.

                    "Request for Purchase" shall have the meaning specified in paragraph 2D.

                    "Required Holder(s)" shall mean, with respect to the Notes of any Series, at any time, the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes of such Series outstanding at such time.

                    "Rescheduled Closing Day" shall have the meaning specified in paragraph 2H.

                    "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                    "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                    "Securities Act" shall mean the Securities Act of 1933, as amended.

                    "Security Agreements" shall mean, collectively, the Security Agreement, dated as of January 13, 2000, among the Company, the Subsidiaries of the Company from time to time party thereto, BankBoston, N.A., as Collateral Agent for itself and the other Secured Lenders thereunder, BankBoston, N.A., as agent under the Bank Agreement, BankBoston, N.A., for itself, and the other Secured Lenders from time to time party thereto, and all Security Agreements hereafter executed by any Subsidiary of the Company as contemplated under paragraph 5R, as each may be amended, supplemented or otherwise modified from time to time.

                  "Security Documents" shall mean collectively the Pledge Agreements, the Security Agreements and any mortgage, deed of trust, Intellectual Property security instrument, joinder agreement or other collateral or security documents (including, without limitation, all financing statements, assignments, pledges, and lien entry forms), notices, documents and other writings executed and delivered from time to time in favor of the Collateral

Agent for the benefit of the holders of the Notes in order to secure the obligations of the Company and its Subsidiaries under and in respect of the Loan Documents, and any and all amendments, supplements and other modifications thereto.

                  "Series" shall mean Notes which have (i) the same final maturity, (ii) the same installment payment dates, (iii) the same installment payment amounts (as a percentage of the original principal amount of each Existing Note or Shelf Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance.

                  "Series A Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $.01, issued by the Company on or after March 25, 1999 in the aggregate initial amount of up to 200,000 shares having an initial liquidation value of $1,000 per share and any additional shares of such series of convertible preferred stock issued as or in lieu of dividends thereon."

                  "Series A Notes" shall mean 7.85% Senior Notes, Series A, of the Company due April 17, 2003 in the original principal amount of $50,000,000.

                    "Series B Notes" shall mean the 7.22% Senior Notes, Series B, of the Company due October 17, 2004 in the original principal amount of $25,000,000.

                    "Shelf Notes" shall have the meaning specified in paragraph 1B.

                    "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

                    "Subject Property" shall have the meaning specified in paragraph 5T.

                    "Subordinated Debentures" shall have the meaning specified in paragraph 6C(2)(x).

                    "Subordinated Debentures Agreement" has the meaning specified in paragraph 8T.

                    "Subordinated Debentures Guarantee" has the meaning specified in paragraph 6C(3)(v).

                    "Subsidiary" shall mean any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own more than 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) hold more than 50% of the partnership, joint venture or similar interests.

                    "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

                    "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

                    "U.S. Fund"       shall mean U.S. Private Placement Fund.

                    "Wholly Owned Subsidiary" shall mean any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

              10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" or "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

         11.  GUARANTEES.

              11A. Guarantees of Obligations. Each Guarantor irrevocably and unconditionally, jointly and severally, guarantees that the Obligations will be performed and will be paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by any holder or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the holders in accordance with the holders respective Percentage Interests the amount of such Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Obligations as against any other Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement, the Notes or any other Loan Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under any Bankruptcy Law or other applicable law.

              11B. Continuing Obligation. Each Guarantor acknowledges that Prudential and the other Purchasers have entered into this Agreement (and, to the extent that the Purchasers or the holders may enter into any future Loan Document, will have entered into such agreement) in reliance on the Guarantee in this paragraph 11 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when the Facility shall have terminated and all of the Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that

                    (a) if a claim is made upon the holders at any time for repayment or recovery of any amounts or any property received by the holders from any source on account of any of the Obligations and the holders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the holders) or

                    (b) if the holders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim of which the Company has notice and an opportunity to comment, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the holders become liable (such amounts being deemed part of the Obligations) to the same extent as if such amounts or property had never been received by the holders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Obligations. Not later than five days after receipt of notice from the Majority Holders, the Guarantors shall jointly and severally pay to the holders an amount equal to the amount of such repayment or return for which such holders have so become liable. Payments hereunder by a Guarantor may be required by the holders on any number of occasions.

              11C. Waivers with Respect to Obligations. Except to the extent expressly required by this Agreement or any other Loan Document, each

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

Guarantor waives all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

                    (i) presentment, demand for payment and protest of nonpayment of any of the Obligations, and notice of protest, dishonor or nonperformance;

                   (ii) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Obligations;

                  (iii) notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Loan Document, or notice of any acceleration of maturity of any Obligations;

                   (iv) demand for performance or observance of, and any enforcement of any provision of, the Obligations, this Agreement or any other Loan Document or any pursuit or exhaustion of rights or remedies with respect to any Loan Security or against the Company or any other Person in respect of the Obligations or any requirement of diligence or promptness on the part of the holders in connection with any of the foregoing;

                    (v) any act or omission on the part of the holders which may impair or prejudice the rights of the Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

                   (vi) failure or delay to perfect or continue the perfection of any security interest in any Loan Security or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any Loan Security;

                  (vii) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

                 (viii) any "single action" or "anti-deficiency" law which would otherwise prevent the holders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the holders commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by any holder;

                   (ix) all demands and notices of every kind with respect to the foregoing; and

                    (x) to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

                    Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this paragraph 11C.

                    No delay or omission on the part of any holder in exercising any right under this Agreement or any other Loan Document or under any guarantee of the Obligations or with respect to the Loan Security shall operate as a waiver or relinquishment of such right. No action which any holder or the Company may take or refrain from taking with respect to the Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of any Guarantor hereunder. None of the holders rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any holder may have or otherwise be charged with.

              11D. Holders' Power to Waive, etc. Each Guarantor grants to the holders full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

                    (a) To waive compliance with, and any Default or Event of Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, this Agreement, any other Loan Document, the Loan Security, the Obligations or any guarantee thereof (each as from time to time in effect);

                    (b) To grant any extensions of the Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

                    (c) To take security in any form for the Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in the Loan Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Obligations and to proceed against any of the Loan Security or such guarantees in any order;

                    (d) To collect or liquidate or realize upon any of the Obligations or the Loan Security in any manner or to refrain from collecting or liquidating or realizing upon any of the Obligations or the Loan Security; and

                    (e) To extend credit under this Agreement, any other Loan Document or otherwise in such amount as the holders or Prudential may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise on an individual or Consolidated basis) may have deteriorated since the date hereof.

              11E. Information Regarding the Company, etc. Each Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of Prudential or the holders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of Prudential or the holders to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Company or its Affiliates or their properties or management, whether now or hereafter known by the Prudential or the holders. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning this Agreement and all other Loan Documents and all other information as to the Company and its Affiliates or their properties or management as such Guarantor deems necessary or desirable.

              11F.  Certain Guarantor Representations.   Each Guarantor
represents that:

                    (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Prudential and the other Purchasers to enter into this Agreement and to extend credit to the Company by making the Guarantees contemplated by this paragraph 11,

                    (b) the credit available hereunder will directly or indirectly inure to its benefit,

                    (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the holders for its Guarantee,

                    (d) it will not be rendered insolvent as a result of entering into this Agreement,

                    (e) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured,

                    (f) it has, and will have, access to adequate capital for the conduct of its business,

                    (g) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature, and

                    (h) it has been advised by Prudential that the other Purchasers are unwilling to enter into this Agreement unless the Guarantees contemplated by this paragraph 11 are given by it.

                    11G.     Subrogation.  Each Guarantor  agrees that,  until
the Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the other Obligors arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement. After the payment in full of the Obligations, each Guarantor shall be entitled to exercise against the Company and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

                    11H.     Subordination.  Each Guarantor  covenants and
agrees that, after the occurrence of an Event of Default, all Indebtedness, claims and liabilities then or thereafter owing by the Company or any other Obligor to such Guarantor whether arising hereunder or otherwise are subordinated to the prior payment in full of the Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

                    11I.     Future  Subsidiaries;  Further  Assurances.  The
Company will from time to time cause (a) any present Wholly Owned Subsidiary that is not a Guarantor within 30 days after notice from the Majority Holders or
(b) any future Wholly Owned Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance satisfactory to the Majority Holders. Each Guarantor will, promptly upon the request of the Majority Holders from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Majority Holders deem necessary or advisable to carry out the intent and purposes of this paragraph 11.

         12.  MISCELLANEOUS.

              12A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any credit fees and Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City

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

local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the Information Schedule, attached hereto, or, in the case of any Purchaser not named in the Information Schedule or any Purchaser wishing to change the account specified for it in the Information Schedule, such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 12A.

              12B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser, the Collateral Agent and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel, local or other counsel or agents engaged by the Purchasers, the Collateral Agent or any Transferee in connection with this Agreement, the other Loan Documents, the transactions contemplated hereby and thereby and any subsequent proposed modification of, or proposed consent under, this Agreement and the other Loan Documents, whether or not such proposed modification shall be effected or proposed consent granted, (ii) the costs and expenses, including attorneys' fees, incurred by the any Purchaser, the Collateral Agent or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or the other Loan Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Loan Documents, or the transactions contemplated hereby and thereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case and (iii) the costs and expenses, including attorneys fees, incurred by the Collateral Agent in enforcing (or determining whether or how to enforce) any rights under the Pledge Agreements, the Security Agreements, any other Security Document or the Intercreditor Agreement. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

                  12C.     Consent  to  Amendments.  This  Agreement  may be
amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Majority Holders except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any credit fees or Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 12C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights

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

hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

              12D.  Form,  Registration,  Transfer  and  Exchange of Notes;
Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new
Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and credit fees and interest and credit fees to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest or credit fees shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

              12E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any credit fees and Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

              12F. Survival of Representations and Warranties; Entire Agreement; Time of the Essence. All representations and warranties contained herein or in any of the other Loan Documents or made in writing by or on behalf of the Company in connection herewith or therewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the other Loan Documents and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Time is (and shall be) of the essence in this Agreement and the other Loan Documents.

              12G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

              12H. Notices. All written communications provided for hereunder or under any other Loan Document (other than communications provided

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

for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Person listed in the Information Schedule attached hereto, addressed to it at the address specified for such communications in such Information Schedule, or at such other address as it shall have specified in writing to the Person sending such communication, and (ii) if to any Purchaser or holder of any Note which is not a Person listed in such Information Schedule, addressed to it at such address as it shall have specified in writing to the Person sending such communication or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified in the Information Schedule or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

              12I.  Payments  Due  on   Non-Business   Days.   Anything  in
this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or credit fees or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

              12J. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              12K. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

              12L. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Majority Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Majority Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

              12M. Maximum Interest Payable. The Company, each other Obligor, the Purchasers and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes, the other Loan Documents and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes, the other Loan Documents or any instrument pertaining to or relating to this Agreement, the Notes or any other Loan Document shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, each other Obligor, any other guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 12M shall control over all other provisions of this Agreement, any Notes, the other Loan Documents, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any Purchaser or any holder of a

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

Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by any Purchaser or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such holder. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "Applicable law" as used in this paragraph means that law in effect from time to time applicable to the transactions contemplated by this Agreement and the other Loan Documents which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the United States of America, and "maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

              12N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

              12O. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION; CERTAIN OTHER WAIVERS.

          (i) THE COMPANY, EACH OTHER OBLIGOR AND EACH HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, ANY OTHER OBLIGOR, THE COLLATERAL AGENT OR THE HOLDERS. THE COMPANY AND EACH OTHER OBLIGOR ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS TO ENTER INTO THIS AGREEMENT.

          (ii) EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, OF THE UNITED STATES OF AMERICA AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDINGS, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OBLIGOR HEREBY AGREES THAT PROCESS MAY BE SERVED ON THE SECRETARY OF STATE OF THE STATE OF NEW YORK. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST SUCH PARTIES IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED TO SUCH PARTIES HAS HEREIN PROVIDED IN PARAGRAPH 12H. DURING THE TERM OF THIS AGREEMENT, IN THE EVENT THE SECRETARY OF STATE OF THE STATE OF NEW YORK SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF THE OBLIGORS SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, THE OBLIGORS SHALL,

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          PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT
          FOR SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF NEW YORK CITY, AND ACCEPTABLE TO THE HOLDERS, AS THE OBLIGOR'S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THE OBLIGORS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

         (iii) The Company and each of the Obligors hereby waive to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

               EACH OBLIGOR HEREBY AGREES THAT THE SUBMISSION TO JURISDICTION REFERRED TO IN THIS PARAGRAPH 12O SHALL NOT LIMIT IN ANY MANNER THE RIGHTS OF ANY OF THE HOLDERS TO TAKE PROCEEDINGS AGAINST SUCH OBLIGOR IN SOME OTHER COURT OF COMPETENT JURISDICTION WHETHER WITHIN OR OUTSIDE THE UNITED STATES.

              12P. Counterparts. This Agreement may be executed in any number of counterparts (including those transmitted by facsimile), each of which shall be an original, but all of which together shall constitute one instrument. Delivery of this Agreement may be made by facsimile transmission of a duly executed counterpart copy hereof.

              12Q. Binding Agreement. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

              12R. Effective Date. This Agreement shall become effective on the date hereof (the "Effective Date"), subject in all cases to the following having been received by and being satisfactory to the Purchasers:

                    (i) Duly executed counterparts of this Agreement.

                   (ii) Certified copies of the resolutions of the Board of Directors of the Company and each other Obligor approving this Agreement and the other Loan Documents to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Accepted Notes.

                  (iii) A certificate of the Secretary or an Assistant Secretary of the Company and each other Obligor certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Accepted Notes, the other Loan Documents to which it is a party and any other documents to be delivered hereunder to which it is a party.

                   (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company and each other Obligor; or a certificate of the Secretary or an Assistant Secretary of the Company or such other Obligor stating that the Certificate of Incorporation and By-laws of the Company or such other Obligor have not changed since April 17, 1997.

                   (v) Favorable opinions of the following counsel satisfactory in form and substance to such Purchaser: (a) Erik B. Carlson, general counsel of the Company and its Subsidiaries and (b) Jennifer B. May, associate counsel of certain Subsidiaries of the Company. The Company hereby directs each such counsel to deliver such opinion and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

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                   (vi) A good standing  certificate  for the Company and the other Obligors from the Secretary of State of Delaware dated of a recent date and such other evidence of the status of the Company as you may reasonably request.

                  (vii) Each Obligor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded the Security Documents to which it is a party and such other security agreements, notices, financing statements and other instruments as Prudential may have requested in order to perfect the Liens purported or required pursuant to the Loan Documents to be created in the Loan Security.

                 (viii) The Company shall have paid to Prudential (i) for the account of the Purchasers, all fees required to be paid pursuant to that ceratin letter agreement, dated February 10, 2000, among the Company, Prudential and U.S. Fund, and (ii) without limiting the provisions of paragraph 12B, the fees and disbursements of the Purchasers special counsel and other costs and expenses of the Purchasers for which statements have been rendered on or prior to the Effective Date.

                   (ix) The representations and warranties contained in paragraph 8 shall be true on and as of the Effective Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Effective Date no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Effective Date, to both such effects.

                    (x) The Bank Agent and each lender under the Bank Agreement shall have consented, to the extent required under the Bank Agreement and the Intercreditor Agreement, to the modifications of the Existing Master Shelf Agreement effected hereby, the terms and conditions of such consent to be satisfactory to the Required Holder(s), and shall have acknowledged that the Intercreditor Agreement remains in full force and effect; and the covenants of the Company set forth in the Bank Agreement shall have been amended to reflect the covenant modifications of the Existing Master Shelf Agreement made herein.

                   (xi)  Computations  by the Company in form set forth in
Schedule 5A(i) hereto demonstrating compliance with the Computation Covenants, using the Consolidated financial statements of the Company and its Subsidiaries as of December 31, 1999 and giving pro forma effect to the sale of Bear Paw Energy Inc. and the prepayment of the Series A Notes and the term loan under the Bank Agreement on January 20, 2000, certified by a Financial Officer.

                  (xii) A Borrowing Base Certificate, signed by a Financial Officer, containing a calculation of the Borrowing Base as of February 4, 2000.

                 (xiii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

              12S. References to Existing Master Shelf Agreement. Upon and after the Effective Date, each reference to the Master Shelf Agreement, the Agreement or other terms of like import referring to the Existing Master Shelf Agreement in the Notes, the Pledge Agreement, and each other Loan Document shall mean and be a reference to this Agreement.

              12T. Waiver. Upon the effectiveness of this Agreement, any Event of Default under paragraphs 6A(1), 6A(4) or 6A(5) of the Existing Master Shelf Agreement existing on December 31, 1999 or for the period ending December 31, 1999 is hereby waived, provided, however, that such waivers shall not apply for the purposes of paragraph 5Q .

      [Remainder of page intentionally left blank; signature page follows]

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         IN WITNESS HEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.

                               TRANSMONTAIGNE INC.

                               By: /s/  Donald H. Anderson
                                        Donald H. Anderson, President

                               Guarantors
                               TRANSMONTAIGNE PRODUCT
                                  SERVICES MIDWEST INC.(formerly TransMontaigne Product Services Inc.)
                               TRANSMONTAIGNE PIPELINE INC.
                               TRANSMONTAIGNE TERMINALING INC.
                               TRANSMONTAIGNE TRANSPORTATION
                                  SERVICES INC.
                               TRANSMONTAIGNE PRODUCT
                                  SERVICES INC.

                               By: /s/  Donald H. Anderson
                                        Donald H. Anderson,
                                        Chief Executive Officer of each of the
                                        foregoing corporations


                               THE PRUDENTIAL INSURANCE
                               COMPANY OF AMERICA

                               By: /s/  Ric E. Abel
                                        Vice President

                               U.S. PRIVATE PLACEMENT FUND

                               By:      Prudential Private Placement
                                        Investors, L.P., Investment Advisor

                                        By: Prudential Private Placement
                                            Investors, Inc., its General Partner

                                                 By: /s/  Ric E. Abel
                                                          Vice President

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